UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Exchange Act of 1934 (Amendment No.  )
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Express Scripts, Inc.

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PRELIMINARY COPY
EXPRESS SCRIPTS, INC.
One Express Way
Saint Louis, Missouri 63121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 28, 2008

The 2008 Annual Meeting of Stockholders of EXPRESS SCRIPTS, INC., a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, One Express Way, Saint Louis, Missouri 63121, on Wednesday, May 28, 2008, at 9:30 a.m. Central Time (the “meeting”), to consider and act upon the following matters:

1.	to elect eleven (11) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.	to approve and ratify an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 650,000,000 shares to 1,000,000,000 shares;

3.	to approve and ratify an increase in the number of shares of the Company’s common stock authorized for issuance under the Express Scripts, Inc. Employee Stock Purchase Plan from 2,000,000 shares to 3,500,000 shares;

4.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the Company’s current fiscal year;

5.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 31, 2008, are entitled to notice of and to vote at the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at One Express Way, Saint Louis, Missouri 63121. As a stockholder of record, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please either complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope, or vote electronically via the Internet or telephone as described in greater detail in the proxy statement. Returning the enclosed proxy, or voting electronically or telephonically, will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Thomas M. Boudreau
Executive Vice President, Law & Strategy and
Corporate Secretary

One Express Way
Saint Louis, Missouri 63121
April [14], 2008

Even though you may plan to attend the meeting in person, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Telephone and Internet voting information is provided on your proxy card. Should you attend the meeting in person, you may revoke your proxy and vote in person.

Page

Proxy Statement	1
About the Meeting	1
Item I — Election of Directors	5
The Board of Directors and its Committees	7
Directors’ Compensation	9
Director Compensation in 2007	10
Corporate Governance	11
Executive Compensation	13
Compensation Discussion and Analysis	13
Report of the Compensation and Development Committee on Executive Compensation	23
Compensation Committee Interlocks and Insider Participation	23
Summary Compensation Table	24
Grants of Plan-Based Awards in 2007	26
Outstanding Equity Awards at 2007 Fiscal Year-End	27
Option Exercises and Stock Vested Table	29
Nonqualified Deferred Compensation in 2007	30
Employment Agreements and Potential Payments upon Termination or Change in Control	30
Voting Securities	39
Security Ownership of Certain Beneficial Owners and Management	40
Securities Authorized for Issuance under Equity Compensation Plans	42
Report of the Audit Committee	42
Section 16(a) Beneficial Ownership Reporting Compliance	43
Certain Relationships and Related Party Transactions	43
Item II — Proposal to Approve and Ratify an Amendment to the Express Scripts, Inc. Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of the Company’s Common Stock from 650,000,000 Shares to 1,000,000,000 Shares	45
Item III — Proposal to Approve and Ratify an Increase in the Number of Shares of the Company’s Common Stock Authorized for Issuance Under the Express Scripts, Inc. Employee Stock Purchase Plan from 2,000,000 Shares to 3,500,000 Shares	46
Item IV — Ratification of Appointment of Independent Registered Public Accountants	50
Stockholder Proposals	51
Other Matters	51
Householding of Proxy Materials	51
Solicitation of Proxies	52

PRELIMINARY COPY
EXPRESS SCRIPTS, INC.
One Express Way
Saint Louis, Missouri 63121

2008 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Express Scripts, Inc., a Delaware corporation, which we refer to as the “Company”, to be voted at our 2008 Annual Meeting of Stockholders, which we refer to as the “annual meeting” or the “meeting”, and any adjournment or postponement of the meeting. The meeting will be held at our principal executive offices, One Express Way, Saint Louis, Missouri 63121, on Wednesday, May 28, 2008, at 9:30 a.m. Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and in this proxy statement. This proxy statement and the accompanying proxy will be first sent or given to stockholders on or about April [14], 2008.

ABOUT THE MEETING

Why Did I Receive This Proxy Statement?

Because you were a stockholder of our company as of March 31, 2008, or the “record date”, and are entitled to vote at the annual meeting, our board of directors is soliciting your proxy to vote at the meeting.

This proxy statement summarizes the information you need to know to vote at the meeting. This proxy statement and form of proxy were first mailed or made available to stockholders on or about April [  ], 2008.

What Am I Voting On?

You are voting on four items:

1. Election of directors (see page 5);

2. Approval and ratification of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 650,000,000 shares to 1,000,000,000 shares (see page 45);

3. Approval and ratification of an increase in the number of shares of the Company’s common stock authorized for issuance under the Express Scripts, Inc. Employee Stock Purchase Plan (the “ESPP”) from 2,000,000 shares to 3,500,000 shares (see page 46); and

4. Ratification of PricewaterhouseCoopers LLP as independent registered public accountants for 2008 (see page 50).

How Do I vote?

Stockholders of Record:  If you are a stockholder of record, there are four ways to vote:

•	by toll-free telephone at 1-800-690-6903

•	by Internet at www.proxyvote.com

•	by completing and returning your proxy card

•	by written ballot at the meeting

Street Name Holders:  Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.” If your shares are held in street name you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, or vote via the telephone or internet, your shares will be voted as you direct.

What Are The Voting Recommendations Of The Board Of Directors?

Our board recommends the following votes:

1. FOR each of the nominees as directors;

2. FOR the approval and ratification of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 650,000,000 shares to 1,000,000,000 shares;

3. FOR the approval and ratification of an increase in the number of shares of the Company’s common stock authorized for issuance under the ESPP from 2,000,000 shares to 3,500,000 shares; and

4. FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for 2008.

Unless you give instructions on your proxy card, the persons named as proxy holders will vote your shares in accordance with the recommendations of our board of directors.

Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed or electronic proxy card gives authority to George Paz and Thomas M. Boudreau to vote on such matters in their discretion.

Who Is Entitled To Vote At The Meeting?

Only stockholders of record at the close of business on the record date are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How Many Votes Do I Have?

You will have one vote for every share of our common stock you owned on the record date.

How Many Votes Can Be Cast By All Stockholders?

Approximately [253,000,000], consisting of one vote for each share of our common stock outstanding on the record date. There is no cumulative voting.

How Many Votes Must Be Present To Hold The Meeting?

The holders of a majority of the aggregate voting power of our common stock outstanding on the record date, or approximately [126,500,000] votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals, because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What Vote Is Required To Approve Each Proposal?

In the election of directors, the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

For the proposal to approve and ratify the Amendment to the Company’s Amended and Restated Certificate of Incorporation, the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the meeting will be required for approval. Accordingly, abstentions and broker non-votes will have the effect of votes against this proposal.

For each of the proposal to approve and ratify the increase of shares authorized for issuance under the ESPP and the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. An abstention with respect to each of these proposals will not be voted, although it will be counted for the purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed present or represented for determining whether stockholders have approved that proposal. Please note that brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on the proposal to approve the increase of shares available under the ESPP.

Can I Change My Vote Or Revoke My Proxy?

Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet, or send a written notice of revocation to our Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

Why Haven’t I Received a Printed Copy of the Proxy or Annual Report?

This year we are taking advantage of the new Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials, or “Notice,” by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to shareowners by April   , 2008.

Who Can Attend The Annual Meeting?

Any Express Scripts stockholder as of March 31, 2008 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

If you submit a proxy card without indicating your vote, your shares will be voted as follows:

•	for the nominees for director named in this proxy statement;

•	for the approval and ratification of the amendment to the Company’s Amended and Restated Certificate of Incorporation which would increase the number of authorized shares of the Company’s common stock from 650,000,000 shares to 1,000,000,000;

•	for the approval and ratification of an increase in the number of shares of the Company’s common stock authorized for issuance under the ESPP from 2,000,000 shares to 3,500,000 shares;

•	for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2008; and

•	in accordance with the recommendation of management on any other matter that may properly be brought before the meeting and any adjournment or postponement of the meeting.

I.  ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the meeting or when their successors are duly elected and qualified. The Corporate Governance Committee of our board has nominated eleven of our current directors to be elected to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Howard Waltman is retiring from the board upon the expiration of his current term, but will continue to serve as a non-voting emeritus member of the board. Mr. Waltman’s retirement will result in one vacancy on the board. The Corporate Governance Committee of the board is currently in the process of identifying a candidate to fill this vacancy. Proxies cannot be voted for a greater number of persons than the number of nominees named below. Unless otherwise specified, all proxies will be voted in favor of the eleven nominees listed below for election as directors of our company.

Our board of directors has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or will not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies will be voted for a substitute nominee named by our board and for the remaining nominees. Directors are elected by a plurality of the votes present in person or by proxy and entitled to vote at the meeting. Our board has determined that, in its judgment, with the exception of Mr. Paz, who is also an executive officer of our company, and Mr. Toan, who retired as an executive officer of our company in March 2005, all of the members of our board of directors are independent, as defined by the listing standards of The Nasdaq Global Select Market, as of the date of this Proxy Statement.

The following information is furnished as of March 1, 2008, for each of the nominees for our Board of Directors:

Name, Position and Principal Occupation

Gary G. Benanav, 62, was elected a director of Express Scripts in January 2000. Mr. Benanav served as Vice Chairman and a Director of New York Life Insurance Company or “New York Life”, a life insurance and financial services company, from November 1999 until his retirement in March 2005. Mr. Benanav also served as Chairman and Chief Executive Officer of New York Life International from December 1997 until his retirement in March 2006. He is also a director of Barnes Group, Inc.

Frank J. Borelli, 72, was elected a director of Express Scripts in January 2000. Mr. Borelli has been a Senior Advisor to Stone Point Capital, an investment management company and formerly a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. or “M&MC”, a global professional services firm, since his retirement from M&MC in January 2001 where he served as Senior Vice President, among other positions.. He is also a director and Audit Committee Chairman of Genworth Financial, Inc. and is a director of the Interpublic Group of Companies and a director of Signal Holdings Inc., an investee company of Trident Fund, which is managed by Stone Point Capital LLC.

Maura C. Breen, 52, was elected a director of Express Scripts in July 2004. Ms. Breen is Senior Vice President and General Manager for the New York Region for Verizon Communications, Inc. or “Verizon”, a provider of communications services, a post to which she was appointed in March 2006. Previously, Ms. Breen was Senior Vice President/Support Services, Network Services Group for Verizon, from December 2003 through March 2006. Ms. Breen also served as Senior Vice President & Chief Marketing Officer, Retail Market Groups for Verizon from July 2001 through December 2003.

Nicholas J. LaHowchic, 60, was elected a director of Express Scripts in July 2001. Mr. LaHowchic has served as President and Chief Executive Officer of Limited Logistics Services, Inc. or “LLS”, from October 1997, and as Executive Vice President for Limited Brands, Inc., a retail apparel company and the parent of LLS, from April 2004 until his retirement in February 2007. LLS provides supply chain, compliance and procurement services to retailers including Limited Brands, Inc. Mr. LaHowchic is also a director of Advance Auto Parts Inc.

Thomas P. Mac Mahon, 61, was elected a director of Express Scripts in March 2001. Mr. Mac Mahon served as President and Chief Executive Officer and a member of the Executive and Management Committees of Laboratory Corporation of America Holdings or “LabCorp”, the second largest independent clinical laboratory company in the U.S., from January 1997 until his retirement on December 31, 2006. Mr. Mac Mahon, who has been a director of LabCorp since April 1995, continues to serve as Chairman of the Board of LabCorp, a position he has held since April 1996. Mr. Mac Mahon also serves as a director of Pharmerica Corporation and Golden Pond Healthcare, Inc.

Woodrow A. Myers Jr., M.D., 54, was elected a director of Express Scripts in May 2007. Dr. Myers has served as the Managing Director of Myers Ventures, LLC, a healthcare consulting company, since December 2005. Previously, Dr. Myers served as Executive Vice President and Chief Medical Officer of Wellpoint, Inc, a health benefits company, from September 2000 through December 2005. Dr. Myers is also a director of Genomic Health, Inc. and ThermoGenesis Corp.

John O. Parker, Jr., 63, was elected a director of Express Scripts in July 2001. Mr. Parker has served as a Venture Partner with Rho Ventures LLC, a venture capital firm, since January 2002. Mr. Parker also serves on the boards of PHT Corporation and Medical Present Value, Inc., both privately held companies.

George Paz, 52, was elected a director of Express Scripts in January 2004 and has served as Chairman of the Board since May 2006. Mr. Paz was first elected President of Express Scripts in October 2003 and also assumed the role Chief Executive Officer of Express Scripts on April 1, 2005. Mr. Paz joined Express Scripts and was elected Senior Vice President and Chief Financial Officer in January 1998 and continued to serve as Express Scripts’ Chief Financial Officer following his election to the office of President until his successor joined Express Scripts in April 2004.

Samuel K. Skinner, 69, was elected a director of Express Scripts in February 2004. Mr. Skinner has been Of Counsel with the law firm of Greenberg Traurig, LLP since 2004. Mr. Skinner previously served as President, Chief Executive Officer and a director of USF Corporation (formerly USFreightways Corporation) or “USF”, a transportation, freight forwarding and supply chain management company, from 2000 until his retirement in 2003. Mr. Skinner was also Chairman of the Board of USF from 2001 until his retirement. Mr. Skinner is also a director of Navigant Consulting, Inc., Midwest Air Group, Inc., Diamond Management and Technology Inc., Dade Behring Holdings, Inc., and the Chicago Board Options Exchange.

Seymour Sternberg, 64, was elected a director of Express Scripts in March 1992. Mr. Sternberg currently is the Chairman of the Board and Chief Executive Officer of New York Life and has served in this capacity since April 1997. From October 1995 until October 2002, he was the President of New York Life, and from October 1995 until March 1997 he also held the position of Chief Operating Officer of New York Life. Mr. Sternberg is also a director of CIT Group, Inc., and is a director/manager of various New York Life subsidiaries.

Barrett A. Toan, 60, was elected a director of Express Scripts in October 1990 and served as Chairman of the Board from November 2000 until May 2006. Mr. Toan was Express Scripts’ Chief Executive Officer from March 1992 until his retirement in March 2005. Mr. Toan was an executive employee of Express Scripts from May 1989 until his retirement and served as President of Express Scripts from October 1990 to April 2002. Mr. Toan is also a director of Sigma-Aldrich Corporation, a specialty chemical company, and Genworth Financial, Inc., an insurance and financial services company.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed above.

Director Emeritus

Our bylaws authorize the board to elect one or more directors emeritus to serve at the pleasure of the board. Each director emeritus serves as an advisor and consultant to the board, and may also be appointed by the board to serve as an advisor and consultant to one or more committees of the board. A director emeritus is invited to attend meetings of the board and any such committees, and may participate in discussions during such meetings. However, no director emeritus shall be entitled to vote on any business that comes before the board or any committee.

Howard L. Waltman, 75, is retiring from the board at the end of his current term, which expires on the date of the annual meeting. The Board currently intends to elect Mr. Waltman to serve as Director Emeritus following his retirement. Mr. Waltman has been a director of Express Scripts since its inception in September 1986, and has served as Presiding Director since October 2006. Mr. Waltman served as Chairman of the Board of Express Scripts from March 1992 until November 2000. Mr. Waltman is also a director of Emergent Group, Inc.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our board of directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require board approval, our board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

Committees of the Board.  Our board has four standing committees of the Board of Directors: the Audit Committee, the Compensation and Development Committee or the “Compensation Committee”, the Corporate Governance Committee, and the Compliance Committee. Each committee has a written charter and is composed entirely of directors deemed to be, in the judgment of our board, independent in accordance with Nasdaq listing standards. Our board of directors met 14 times in 2007. Each director attended at least 75% of the total number of meetings of the board and the board committees of which he or she was a member in 2007. While we do not have a formal policy requiring members of the board to attend the annual meeting, we encourage all directors to attend. All of the board’s twelve members attended the annual meeting in 2007. The following table lists the members, primary functions and number of meetings held for each of the committees:

		Meetings
Members	Principal Functions	in 2007

Audit Committee Frank J. Borelli (Chair)* Maura C. Breen Nicholas J. LaHowchic John O. Parker, Jr.	• Assist the board in its oversight of (i) the integrity of our financial statements; (ii) our compliance with securities laws, including financial and disclosure requirements; (iii) our system of internal controls and the performance of our internal audit function; and (iv) the qualifications, independence and performance of our independent accountants.	7
* Mr. Borelli has been determined by the Board, in its judgment, to be an audit committee financial expert, as defined under applicable SEC rules
• Select, retain and oversee our independent accountants.
• Review our annual and interim financial statements.
• Establish procedures for the receipt and handling of complaints regarding accounting, internal accounting controls or auditing matters.

Compensation & Development Committee Gary G. Benanav (Chair) Thomas P. Mac Mahon Howard L. Waltman	• Review and approve our stated compensation strategy. • Review annually the performance of our Chief Executive Officer. • Review and approve compensation, and set performance criteria for compensation programs, for all of our senior executives. • Review and make recommendations to the Corporate Governance Committee regarding compensation of directors. • Approve forms of employment agreements for our senior executives. • Approve and oversee the administration of our employee benefit plans and incentive compensation programs.	5

Compliance Committee Nicholas J. LaHowchic (Chair) Woodrow A. Myers, Jr. Samuel K. Skinner Seymour Sternberg	• Review and make recommendations to the board addressing our legal and regulatory compliance practices generally (other than SEC and financial reporting matters). • Review our Corporate Code of Conduct at least annually and make recommendations to the board with respect to changes to the Code of Conduct. • Meet regularly with our management to assess our compliance policies and procedures. • Review and approve a Code of Business Conduct and Ethics, and oversee implementation by management of procedures intended to ensure compliance with such Code.	3

Corporate Governance Committee Howard L. Waltman (Chair) Frank J. Borelli John O. Parker, Jr. Seymour Sternberg	• Establish criteria for membership on our board of directors and its committees. • Select and nominate candidates for election or reelection as directors at our annual stockholders’ meeting. • Consider stockholder recommendations for and nominations of candidates for election as directors. • Recommend candidates to fill any vacancies on our board of directors. • Review and make recommendations to the board regarding our Corporate Governance Guidelines and the nature and duties of the committees of the board. • Approve and make adjustments to our policies regarding compensation of directors.	5

The Board also formed a special Transaction Committee to consider matters related to our efforts to acquire Caremark Rx, Inc. in early 2007. Messrs. Borelli, Mac Mahon and Waltman served on the Transaction Committee, which is no longer active.

Presiding Director.  Our corporate governance guidelines were revised in October 2006 to call for the selection of a Presiding Director of the board at such times as the position of chairman of the board is held by a member of management. The Presiding Director is a non-employee director selected by the other non-employee directors whose duties include the following:

•	chair all meetings or executive sessions of the non-employee or independent directors; and

•	review and provide input to the scheduling of, and agendas for, the board and committee meetings.

Mr. Waltman was elected as Presiding Director of our board in October 2006. A new Presiding Director will be selected following Mr. Waltman’s retirement.

DIRECTORS’ COMPENSATION

Directors who are employed by our company or its subsidiaries do not receive compensation for serving as directors. Directors who are not employees of our company or its subsidiaries are entitled to receive:

•	an annual retainer as follows:

•	$45,000 for the Audit Committee Chairperson,

•	$40,000 for the Compensation and Development Committee Chairperson,

•	$35,000 for other Committee Chairpersons, and

•	$30,000 for the other non-employee directors;

•	a meeting fee of $2,000 for each meeting attended in person; and

•	a meeting fee of $1,000 for each meeting attended telephonically.

We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending board and committee meetings.

Our non-employee directors also receive equity awards under our 2000 Long-Term Incentive Plan, as amended or the “2000 LTIP”, as follows:

•	an equity grant with a notional value of $115,000 on the date of the first board meeting each such director attends as a non-employee director, and

•	annual equity grants with a notional value of $200,000 granted on the date of each annual meeting of stockholders, with new directors who have taken office since the previous annual meeting receiving a pro-rated grant for the partial first year.

The equity grants are divided between shares of restricted stock and stock-settled stock appreciation rights, or “SSARs”, as follows:

•	One-third of the value of the equity grant in shares of restricted stock, valued based on the fair market value of our common stock as of the grant date; and

•	Two-thirds of the value of the equity grant in SSARs, valued using the method we utilize in valuing the grants for financial reporting purposes (currently the Black-Scholes valuation model).

Historically we have granted non-qualified stock options or “stock options” to our non-employee directors instead of SSARs and we may consider returning to the use of stock options in the future. All of the SSARs and stock options granted to the non-employee directors under the 2000 LTIP have an exercise price of 100% of the fair market value of the shares on the date they are granted, and a seven-year term. The SSARs and restricted stock vest ratably over three years, with accelerated vesting upon the director’s retirement, provided that the director’s combined age and years of service on the Board total at least 75, or upon the failure by the Company to renominate the director for election.

The following table provides information regarding our compensation of non-employee directors for 2007:

DIRECTOR COMPENSATION IN 2007

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards	Total
Name	($)(1)	($)(2)	($)(3)	($)
(a)	(b)	(c)	(d)	(h)

Gary Benanav(4)	$68,000	$53,081	$133,084	$254,165
Frank Borelli(5)	$84,000	$53,081	$137,577	$274,658
Maura Breen(6)	$60,000	$53,081	$138,416	$251,497
Nicholas LaHowchic(7)	$70,000	$53,081	$136,054	$259,135
Thomas P. Mac Mahon(8)	$61,000	$53,081	$137,577	$251,658
Woodrow A. Myers(9)	$34,000	$42,764	$73,118	$149,882
John O. Parker(10)	$71,000	$53,081	$136,054	$260,135
Samuel K. Skinner(11)	$55,000	$53,081	$139,351	$247,432
Seymour Sternberg(12)	$61,000	$53,081	$133,084	$247,165
Barrett Toan(13)	$50,000	$53,081	$92,364	$195,445
Howard Waltman(14)	$76,000	$53,081	$137,577	$266,658

(1)	This column reports the amount of cash compensation received for 2007 Board and committee service.

(2)	Each director received a Restricted Stock award on May 23, 2007 of 1,352 shares which vests 33 1/3% per year on each of the first three anniversaries of the date of the grant. Grant date fair value was $66,627. In addition, on May 23, 2007, in accordance the Company’s policy for new non-employee directors attending their first board meeting, Mr. Myers also received 778 shares of Restricted Stock. Grant date fair value was $38,340. Stock awards have been valued in the same manner as described in footnote 1 to the Summary Compensation Table on page 24.

(3)	Each director received a grant of 8,484 SSARs on May 23, 2007, which vests 33 1/3% per year on each of the first three anniversaries of the date of the grant. Grant date fair value was $132,084. In addition, on May 23, 2007, in accordance with the Company’s policy for new non-employee directors attending their first board meeting, Mr. Myers also received 4,878 SSARs. Grant date fair value was $76,658. SSARs have been valued in the same manner as described in footnote 2 to the Summary Compensation Table on page 24.

(4)	At year-end, Mr. Benanav held 55,232 vested options, 8,000 unvested options, 2,588 shares of unvested Restricted Stock, 3,124 vested SSARs and 14,730 unvested SSARs.

(5)	At year-end, Mr. Borelli held 224,000 vested options, 8,000 unvested options, 2,588 shares of unvested Restricted Stock, 3,124 vested SSARs and 14,730 unvested SSARs.

(6)	At year-end, Ms. Breen held 0 vested options, 8,000 unvested options, 2,588 shares of unvested Restricted Stock, 3,124 vested SSARs and 14,730 unvested SSARs.

(7)	At year-end, Mr. LaHowchic held 0 vested options, 8,000 unvested options, 2,588 shares of unvested Restricted Stock, 3,124 vested SSARs and 14,730 unvested SSARs.

(8)	At year-end, Mr. Mac Mahon held 40,000 vested options, 8,000 unvested options, 2,588 shares of unvested Restricted Stock, 3,124 vested SSARs and 14,730 unvested SSARs.

(9)	At year-end, Mr. Myers held 0 vested options, 0 unvested options, 2,130 shares of Restricted Stock, 0 vested SSARs and 13,362 unvested SSARs.

(10)	At year-end, Mr. Parker held 16,000 vested options, 8,000 unvested options, 2,588 shares of unvested Restricted Stock, 3,124 vested SSARs and 14,730 unvested SSARs.

(11)	At year-end, Mr. Skinner held 0 vested options, 8,000 unvested options, 2,588 shares of unvested Restricted Stock, 3,124 vested SSARs and 14,730 unvested SSARs.

(12)	At year-end, Mr. Sternberg held 23,232 vested options, 8,000 unvested options, 2,588 shares of unvested Restricted Stock, 3,124 vested SSARs and 14,730 unvested SSARs.

(13)	At year-end, Mr. Toan held 591,200 vested options, 0 unvested options, 2,588 shares of unvested Restricted Stock, and 3,124 vested SSARs and 14,730 unvested SSARs.

(14)	At year-end, Mr. Waltman held 40,000 vested options, 0 unvested options, 2,588 shares of unvested Restricted Stock, 3,124 vested SSARs and 14,730 unvested SSARs.

Compensation for any director emeritus is established by the board at the time such director emeritus is elected to serve.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters.  We have adopted Corporate Governance Guidelines to outline our corporate governance structure and address significant corporate governance issues. Copies of these Guidelines as well as the Charters for each of our board committees can be found on the Corporate Governance page in the Investor Information section of our website at www.express-scripts.com (information on our website does not constitute part of this proxy statement).

Code of Ethics.  We have adopted a Code of Ethics which applies to all of our directors, officers, and employees including our senior financial officers. A copy of the Code of Ethics is available in the Investor Information section of our website at www.express-scripts.com. We will post any amendments to the Code of Ethics, or any waivers of the Code of Ethics for any of our directors, executive officers or senior financial officers, in the same section of our website.

Communicating with the Directors.  Stockholders wishing to communicate with our board of directors or with an individual board member with respect to our company may do so by writing to the board or the specific board member, and mailing the correspondence to: Attention: Corporate Secretary, Express Scripts Inc., One Express Way, Saint Louis, Missouri 63121. The outside of the envelope should clearly indicate that it contains a stockholder communication. Our board of directors has approved a process pursuant to which the office of the Corporate Secretary will review and forward the correspondence to the appropriate person or persons for response, with the exception of correspondence which is inappropriate or unrelated to the duties and responsibilities of the board.

Selection of Nominees for the Board of Directors.  The Corporate Governance Committee is responsible for evaluating potential candidates to serve on our board of directors, and for selecting nominees to be presented for election to the board at our annual meeting of stockholders. In evaluating potential director candidates, the Corporate Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the board at that point in time. Among the factors considered by the Corporate Governance Committee in considering a potential nominee are the following:

•	the nominee’s independence;

•	the nominee’s relevant professional skills and depth of business experience;

•	the nominee’s character, judgment, and personal and professional integrity;

•	the nominee’s ability to read and understand corporate financial statements;

•	the nominee’s willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the board;

•	the nominee’s qualifications for membership on certain committees of the board;

•	any potential conflicts of interest involving the nominee; and

•	the make up and diversity of our existing board.

In identifying potential candidates for the board, the Corporate Governance Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance Committee may also retain outside consultants or search firms to help in identifying potential candidates for membership on the board. In the past, the Corporate Governance Committee has engaged the firm of Spencer Stuart to assist with director searches. The Corporate Governance Committee will also consider candidates recommended by stockholders on the same basis as other candidates.

Any stockholder wishing to recommend a candidate for consideration by the Corporate Governance Committee to become a nominee for election to the board may do so by submitting a written recommendation to the committee in accordance with our procedures for the submission of “Stockholder Proposals,” as set out in our

Bylaws (see “Stockholder Proposals” beginning on page 51). For a nominee to be considered, the following information must be submitted in accordance with the required procedures:

•	the name, age, business and residence addresses, principal occupation or employment of both the nominee and the recommending stockholder;

•	the nominee’s general biographical information, including the identification of any other boards on which the nominee serves;

•	with respect to our common stock, the current ownership information and trading history over the preceding 24 months for both the nominee and the recommending stockholder;

•	a description of any transactions or relationships between the nominee and/or the recommending stockholder on one hand, and our company or our management on the other hand;

•	a description of any material proceedings to which the nominee or the recommending stockholder, or either of their associates or affiliates, is a party that are adverse to our company;

•	a description of all arrangements and understandings between the stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made; and

•	any other information relating to the nominee or the recommending stockholder that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

The request for nomination must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. Our Corporate Secretary will review all such stockholder recommendations, and will forward those that comply with the above-described requirements to the Corporate Governance Committee for evaluation and consideration.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Discussion and Analysis provides a narrative commentary on the company’s compensation policies, programs and practices for our Chief Executive Officer, Chief Financial Officer and other members of our executive management team. Throughout this Proxy Statement we will refer to our Chief Executive Officer, Chief Financial Officer and the three other officers named in the Summary Compensation Table on page 24 as the “named executives” or the “named executive officers.”

The broad topics discussed in this analysis include:

•	our compensation philosophy and objectives — alignment, pay for performance and retention;

•	how we implement our compensation objectives, including the role of the Compensation and Development Committee (the “Committee”), management and the Committee’s compensation consultant;

•	our primary compensation vehicles, including base salary, the annual cash bonus and long-term equity awards; and

•	compensation decisions for 2007.

Compensation Philosophy and Objectives

Aligning Compensation with Stockholder Interests.  The primary goal of our compensation structure is to align the interests of our executives with our stockholders through compensation vehicles which reward the achievement of established intermediate and long-term goals with the ultimate objective of increasing long-term stockholder value. The elements utilized to help achieve this goal of alignment include the following:

•	grants of time-vested non-qualified stock options (“stock options”) or stock settled stock appreciation rights (“SSARs”) and time-vested restricted stock awards under the Express Scripts, Inc. 2000 Long Term Incentive Plan (the “2000 LTIP”);

•	grants of performance shares (the “Performance Shares”) which are intended to focus the executives on actions which are likely to enhance stockholder return, growth in earnings per share and return on invested capital;

•	executive stock ownership guidelines under which executives are expected to maintain significant holdings of Express Scripts Stock; and

•	an annual cash incentive bonus plan (the “Annual Bonus Plan”) the funding and calculation of which is dependent upon the achievement of certain key, financial measures which are drivers of stockholder value.

Rewarding Annual and Long-Term Performance.  Our compensation structure is also intended to reward the achievement of certain annual and long-term performance objectives by the individual executives, the Company’s business units, and the Company overall. This objective, in many ways, overlaps the alignment objective and is achieved through the same compensation vehicles. The elements intended to reward annual and/or long-term performance include the following:

•	the Annual Bonus Plan, which is designed to focus the executives on individual, business unit and/or company-wide annual workplan goals, and which requires the achievement of certain key financial goals for funding;

•	the Performance Share grants which are contingent upon our performance against a peer group of companies in certain key financial metrics over a three-year period; and

•	the grants of stock options or SSARs and restricted stock grants, the value of which is dependent upon growth of the Company’s stock price over a period of several years.

Attracting and Retaining Talented Executives.  In a constantly growing and changing business, it is vital that we be able to continually attract and retain superior employees in key executive positions. The key compensation elements aimed at attracting and retaining executives include the following:

•	a compensation package consisting of base salary, potential Annual Bonus Plan awards, and equity grants, which is, both as a whole and by component, competitive with that offered by a peer group of companies;

•	equity awards which vest over time and thus encourage retention;

•	employment agreements with our key executives containing severance and change in control provisions; and

•	an Executive Deferred Compensation Plan (the “EDCP”) which provides a tax-advantaged method for executives to save for their retirement and under which we have historically made cash awards that do not vest for three years (subject to acceleration upon eligibility for retirement, as described below).

Implementing our Compensation Objectives

Compensation Committee Members and the Compensation Committee Charter.  The Committee is responsible for establishing, overseeing and reviewing executive compensation policies and for approving, validating and benchmarking the compensation and benefits for named executive officers. The Committee includes three independent Directors — Gary G. Benanav (Chair), Thomas P. Mac Mahon and Howard L. Waltman. Each of these Directors satisfies the independence requirements of the Nasdaq Stock Market. A Charter for the Compensation Committee was adopted in November 2000 and amended in December 2002. A copy of the Charter can be found on the Corporate Governance page in the Investor Information section of the website at www.express-scripts.com.

The Committee’s principal functions under the Charter include:

•	Review and approve the Company’s compensation strategy.

•	Annually review the performance of the Chief Executive Officer.

•	Review and approve compensation for all senior executives.

•	Set performance criteria for senior executive compensation programs.

•	Review and make recommendations to the Corporate Governance Committee regarding Director compensation.

•	Approve employment agreements with our senior executives.

•	Approve and oversee the administration of the employee benefit plans and incentive compensation programs.

The Charter is reviewed at least annually by both the Committee and the Corporate Governance Committee of the Board. The Committee is scheduled to meet four times per year to consider compensation activities applicable to senior executives and other matters. Additional meetings may be scheduled as required by the Committee.

Role of Management in Establishing Compensation.  At the direction of the Chair of the Committee, management generally prepares the meeting materials for the Committee in advance of its meetings. The compensation consultant retained by the Committee may also prepare materials depending on the topics to be covered. In the meetings, the Committee will consider for approval compensation changes for senior executives and equity grants for newly hired or promoted senior executives. Management may also ask that additional issues involving compensation policies or design be considered. During the annual evaluation process, the Chief Executive Officer is given the opportunity to evaluate senior executives for purposes of annual merit increases, annual incentive payments and long term equity grants. The Committee makes all compensation decisions for the named executives and other members of our senior management team. However, the Chief Executive Officer and certain other members of management may also provide recommendations to the Committee on these matters.

Management may be asked to assist in conducting the meetings and to provide applicable data, information and other resources. The Committee’s independent compensation consultant also participates as requested by the

Committee. As part of their regular meetings, Committee members generally meet in executive session during which members of management are not present.

In consultation with the Committee, management establishes compensation parameters below the senior executive level which generally reflect the compensation philosophy and direction established by the Committee in setting compensation for senior management.

Role of the Compensation Consultant.  The Committee has traditionally engaged a nationally recognized consulting firm to review alternatives and to provide advice regarding appropriate compensation levels for the senior executive officers (the “Compensation Consultant”). As requested, the Compensation Consultant also provides data and analysis to support its recommendations and advice. The current Compensation Consultant, Watson Wyatt Worldwide, was selected in 2005 following a detailed RFP process managed by the Committee. The Committee considered several national consulting firms and, following interviews and evaluation by the Committee, Watson Wyatt Worldwide was retained. The Committee is solely responsible for commissioning the work of the Compensation Consultant. The Compensation Consultant is independent of management and does no other executive compensation work for the company, although the Compensation Consultant has provided salary survey information to management other than for senior executives. In February 2008 the Committee adopted a policy requiring the approval of the Committee Chair, or, at the Chair’s discretion, the entire Committee, before the Compensation Consultant can be utilized to perform any other services for the Company other than those required under its engagement by Committee. The Committee has authority to hire and dismiss the Compensation Consultant and budgetary authority to establish engagements with the consultant. Management is copied on the work by the Compensation Consultant and discusses work in progress at the discretion of the Committee. The bills for consulting work go first to the Committee and then to the Company for payment. As requested, a representative of the Compensation Consultant may attend the meetings of the Committee in person or by telephone.

The role of the Compensation Consultant is to provide independent, expert advice to the Committee on the design and level of compensation paid to our senior executives. The Compensation Consultant compares the compensation elements for the senior executive officers, including the Chief Executive Officer, with the compensation received by executives in comparable positions at a peer group of companies. The Committee considers these peer group pay levels as one of the factors utilized in arriving at its final compensation decisions. It is the Committee’s current intention to conduct a benchmark study annually to assure that the senior executives are compensated appropriately from a competitive and design perspective. Following its analysis, the Compensation Consultant makes recommendations for consideration by the Committee. In 2005 the Compensation Consultant conducted a review of the long-term incentive compensation and recommended changes in the program design that were approved by the Committee and are reflected in the Components of Executive Compensation section that follows.

Management does not currently engage a separate executive compensation consultant.

Benchmarking of Executive Compensation Programs.  Our compensation approach is to combine base pay, annual incentive pay, and long-term incentive awards to create a total package that is, in general, approximately at the median compensation level for executive officers of a peer group of companies if financial and non-financial objectives are achieved, and that can be at or above the 75th percentile of such compensation level if “stretch” financial and non-financial goals are achieved.

Analysis by the Compensation Consultant identified a group of 13 companies judged to be comparable to the company (the “Peer Group Companies”) based on their revenue and market capitalization, industry, similarity to the Company and complexity. In 2007 one of the prior Peer Group Companies (Caremark Rx, Inc.) was acquired resulting in a reevaluation of the mix of companies chosen for the peer group. As a result of such reevaluation, three new companies were added to the peer group — CVS/Caremark Corporation, Becton, Dickinson and Company,

and Cigna Corporation. This change was also applied to previous grants of performance shares which included Caremark Rx, Inc. within the peer group. The Peer Group Companies are:

AmerisourceBergen Corp.	Humana, Inc.
Becton, Dickinson and Company	Laboratory Corporation of America Holdings
Cigna Corporation	Medco Health Solutions, Inc
Coventry Health Care, Inc.	Omnicare, Inc.
CVS/Caremark Corporation	Patterson Companies Inc.
Health Net, Inc.	Quest Diagnostics, Inc.
Henry Schein, Inc.

The Peer Group Companies recommended by the Compensation Consultant and approved by the Committee include companies which are different from those in the peer group index in the Stock Performance Graph included in the Company’s annual report to stockholders. All of the Peer Group Companies are public companies in the health care industry. The Committee expects it will be necessary, as a result of mergers, acquisitions and other changes, to update the list of Peer Group Companies periodically in order to maintain a sufficient number of companies for pay comparisons.

The Committee annually reviews and assesses the compensation levels provided by the Compensation Consultant for executive officers at the Peer Group Companies, and also evaluates the financial and market performance of the Peer Group Companies in making compensation decisions. In addition, the Committee also reviews public compensation information available through SEC filings and published survey information provided by various consulting firms. This review constitutes one of the factors the Committee uses in determining the appropriate pay levels for the senior executives. The review involves compensation received by executives in comparable positions and looks at the various elements of the compensation package and how these elements support corporate objectives.

Components of Executive Compensation

The Committee has structured an executive compensation program comprised of three primary components: base pay, annual incentive pay, and long-term incentive pay. Segmenting and stratifying the elements of executive compensation helps focus compensation resources where they are expected to be most effective. In developing the mix of components, the Committee has sought to balance the need for fixed compensation provided in base pay with variable compensation provided in the annual and long-term incentive plans.

Base Pay.  Adequate and competitive base pay allows for the recruitment of high caliber executives and helps to reduce turnover. The Committee uses base pay at the Peer Group Companies as a reference point for equivalent or similar positions with the Company. The Committee determines the salary for each of the executive officers by considering the value and performance of the executive, recommendations by management (for executives other than the Chief Executive Officer) and the Compensation Consultant, the level and scope of responsibilities of the position, and the pay levels of similarly positioned executive officers in the Peer Group Companies. Competitive pay levels are represented in median pay for the positions at the Peer Group Companies and other sources as well as recommended pay range alternatives provided by the Compensation Consultant. At the senior executive level, results applicable to the business unit or functional division headed by the executive are also factored into decisions related to changes in the base pay of the executive.

Salary levels are typically reviewed annually as part of our performance review process or upon a promotion or significant change in an executive’s responsibilities. Salary increases are based on both individual performance and changes in our overall budget for compensation. Changes in salary for the named executives and other members of senior management are approved by the Committee and annual changes are generally effective each year as of April 1.

Annual Incentive Bonus Pay.  The Annual Bonus Plan provides the Company with a powerful tool to assist in focusing the executive on accomplishing current operational and financial objectives over a one-year period. Each executive has a bonus target which is stated as a percentage of his or her annual base salary. The targets are set by the

Committee taking into consideration the annual incentive pay levels existing at the Peer Group Companies for similar positions and other factors. Payouts under the annual incentive program are determined as follows:

•	Each year during the fourth quarter, the Board of Directors meets and approves a Company-wide budget for the next calendar year which includes budgeted targets for earnings per share (“EPS”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Committee also meets during the fourth quarter at which time it establishes the EPS and EBITDA targets for the Annual Bonus Plan based on the budgeted numbers, as well as separate EBITDA targets for our various operating groups. For the 2007 performance year, the Committee also approved certain key non-financial corporate goals to be considered in determining the actual payouts under the Annual Bonus Plan.

•	Funding of the bonus pool is first dependent on achievement of the EPS target. If the EPS target is achieved or exceeded, then funding of the bonus pool is initially set at 100%. If the EPS target is not achieved then an adjusted bonus pool may be submitted to the Committee for approval.

•	Assuming the EPS target is achieved or exceeded, funding above or below the 100% funding level is governed by the Company’s performance against the EBITDA target. If the EBITDA target is exceeded, then 50% of incremental EBITDA is used to supplement the bonus pool up to a maximum of 200%. If the EBITDA target is not met, the pool is reduced by 50% of the EBITDA shortfall until the EBITDA target is achieved.

•	The bonus pool remaining after any required adjustment is further adjusted by operating group (pharmacy benefit management, specialty and ancillary services, and Canadian operations) to reflect the attainment of each such group’s individual EBITDA goals.

•	Actual bonus awards for executive officers are determined based on the following factors:

•	the appropriate operating group’s bonus pool funding factor, which can range from 0% to 200% based on financial results for the operating group and the Company as a whole; and

•	the executive officers’ respective bonus targets, which range from 60% to 130% of base salary. Each individual’s award can be adjusted from 0% to 150% of target based on performance against individual goals as determined through an evaluation by the Committee (and, in the case of senior executives, also by the Chief Executive Officer) of the extent to which non-financial goals were achieved.

•	Once all of the factors have been determined, each executive’s individual award (between 0% and 150% of target) is multiplied by the percentage factor for the Company target, or the relevant operating group (in either case between 0% and 200%) with a maximum of payout of 200% of target for the chief executive officer and 250% of target for the other executive officers.

In 2006, the 2000 LTIP was amended to permit cash awards to be granted under the plan. This permits the Company to enhance the tax deductibility of Annual Bonus Plan awards made to the named executive officers (see Deductibility of Compensation on page 22). Annual bonus awards for 2007 made under the 2000 LTIP have a maximum achievable level (i.e. 250% of target for named executive officers and 200% of target for the CEO), are conditioned upon the achievement of a minimum EPS target, and are subject to the downward discretion of the Committee.

Long-Term Incentive Awards.  The Committee believes that our long-term compensation program should orient and align senior executives with the interests of stockholders and focus the executives’ efforts on our long-term success. The long-term incentive awards are designed to retain executives and motivate them toward results that exceed those of the Peer Group Companies. The long-term compensation program consists of grants of stock options, restricted stock and performance shares (in some previous years the Company has granted SSARs in lieu of stock options). These equity grants increase in value if the market value of the stock appreciates over time. For that reason, the executives are motivated to engage in behaviors that will increase the long-term value of the stock and thereby benefit all stockholders.

Each executive officer receives an equity grant upon employment (or upon promotion to senior executive status) and, in the past, typically has received an additional annual equity grant each succeeding year. The

Committee believes that providing equity compensation opportunities provides a clear and powerful motivation to the executive team to achieve financial and operational objectives that will, over time, increase the market price of the stock. Several of the senior executives have also received special grants of non-qualified stock options, SSARs and/or restricted stock in connection with their entering into employment agreements. The purpose of these grants for newly-hired executives is to provide incentive for high potential individuals to join the company and/or to compensate them for compensation they may have forfeited when leaving their prior employer.

In connection with the 2005 executive compensation study, the Committee revised its approach with respect to long term incentive compensation. Factors involved in determining the appropriate equity vehicles to use included consideration of the prevalence of equity grants in the Peer Group Companies and general industry, the desired equity mix, rewarding share price improvement, retention, and relative stock and financial performance. Starting in 2006, the Committee implemented a long-term compensation program under which senior executives receive annual grants of long-term equity compensation divided among three different types of equity grants. The annual awards are approved by the Committee based on the dollar value of the entire equity package, which is allocated among the forms of equity as follows:

•	50% of the equity package is awarded in the form of time-vested stock options. The stock options have an exercise price equal to the fair market value of the stock on the grant date. They vest in three equal annual installments and expire seven years from the date of grant. Stock options only provide compensation value if the stock price increases after they are granted. The actual number of stock options awarded is determined by applying the method utilized by the Company to value the stock options for financial reporting purposes (currently the Black-Scholes valuation model).

•	25% of the equity package is awarded in the form of time-vested restricted stock which vests in three equal, annual installments. The Committee believes that grants of restricted stock closely align the executive with the position of stockholders because restricted stock represents equity value regardless of whether the price of the stock falls below its value at the date of grant. The actual number of shares of restricted stock granted is determined based on the fair market value of the stock on the date of grant.

•	The final 25% of the equity package is awarded in the form of performance share awards, which are settled in shares of the stock on a share-for-share basis, with the actual number of shares of stock to be delivered upon settlement of the performance shares based upon the Company’s performance over a specified period versus the Peer Group Companies selected by the Committee. One of the peer group companies, Medco Health Solutions, Inc., is weighted more heavily than the others in the peer group because the Committee has determined that it represents a more direct business competitor. Given the acquisition of Caremark Rx, Inc. (which had also been a more heavily-weighted company) by CVS Corporation, the Committee decided to replace it in the peer group with three new companies. The period for measurement of the performance shares is three years commencing as of January 1 of the year during which they are granted. The number of shares of the stock ultimately delivered is determined based on performance against the Peer Group Companies in three performance categories: total stockholder return, three-year compound annual growth in earnings per share, and three-year average return on invested capital. Assuming the Company’s performance for the performance period is at the 40th percentile, the actual shares of stock issued will equal 35% of the award targeted for the participating executive; at the 50th percentile, the actual shares of stock issued will equal 100% of the award targeted for the executive; and at the 80th percentile, the actual shares of common stock issued will equal 250% of the targeted award which is the maximum number of shares that can be awarded. If the performance falls between these percentile rankings, the actual shares of stock issued will be determined by interpolation. Realization of the performance share awards and their actual value, if any, will depend on the applicable targets being met and the market value of the stock on the date the performance share awards are settled. The actual target number of performance shares granted is determined based on the fair market value of the stock on the date of grant.

The Committee grants all three types of awards in order to meet several objectives. The Committee believes that measuring performance against the Company’s competitors with respect to important financial metrics adds a significant dimension to the long-term program design. By including performance shares, the program provides motivation both to achieve results that will be positively responded to in the marketplace and to produce results that will exceed equivalent measures among the competitors. The weighting of the equity components that comprise the long-term plan package is subject to change based on the Committee’s evaluation and discretion.

In February 2008, the Committee concluded that it was appropriate to bring the chief executive officer’s total direct compensation (base pay, annual incentive bonus pay and long term incentives) up to or near the 50th percentile among the Peer Group Companies. However, in keeping with the Company’s increased emphasis on pay-for-performance, the Committee concluded that a larger portion of the chief executive officer’s long term incentive grant (35%) should be represented by performance shares, as compared to the 25% for the Company’s other executive officers. As a result, Mr. Paz’s 2008 long term incentive awards were allocated as follows: 40% stock options, 25% restricted stock, and 35% performance shares.

The Committee has discretion to determine the vesting schedule for each time-based equity grant and generally makes grants that become exercisable in equal amounts over three years. Except in the cases of retirement, disability or death, in general, executives must be employed by the company at the scheduled vesting time for their equity awards in order for such vesting to occur.

The Committee has historically made annual equity grants (including stock options and SSARs) during the first calendar quarter, following the finalization of our year-end financial results. By making grants at this time the Committee is able to consider the previous year financial performance in determining the size and structure of such grants, both in the aggregate and with respect to individual executives. Additionally, by making the awards during the first quarter, such grants are coordinated with the annual bonus awards and annual salary adjustments.

The size of an executive’s equity compensation award is based upon the evaluation by the Committee and, for executives other than the Chief Executive Officer, regarding the contribution that the executive officer is expected to make to the overall growth and profitability during the vesting period. The Committee also considers long-term incentive compensation levels at the Peer Group Companies. While the Company maintains stock ownership guidelines, the Committee does not take into account existing stock ownership levels of individual executives in determining the amount of equity awards.

If a business transaction occurs that would change the basis for determining the results for incentive compensation payments, the Committee may adjust the metrics to reflect the new business circumstances in a manner that provides equivalent opportunity and results requirements. The Committee may also make similar adjustments to account for changes in accounting principles or practices, changes in the number of shares outstanding, and similar changes, and may determine whether adjustments should be made for one-time or extraordinary items, prior period adjustments, discontinued operations and similar items. Such adjustments could occur for the metrics in the Annual Bonus Plan or the performance share portion of the equity grants.

Perquisites.  In accordance with the compensation philosophy to pay for results, no perquisites are provided to the senior executive officers that we would be required to report under the rules applicable to this Proxy Statement. In fact, the only perquisite available to the named executives is a Company-paid comprehensive physical examination and wellness recommendations at a nationally recognized medical facility. These examinations are available to our senior executives every two years before age 50 and annually thereafter. The estimated value of this program is about $5,000 per examination.

Deferred Compensation.  The Company provides an opportunity for executives to participate in the EDCP, a deferred compensation program that is intended to comply with the rules provided under section 409A of the Internal Revenue Code. Under the EDCP participating executives can elect to defer up to 50% of their annual base pay and up to 100% of their annual bonus. In addition, we have historically made contributions to each executive’s account under the EDCP equal to 6% of the executive’s annual cash compensation, with the contributions subject to a cliff vesting at the end of the third calendar year following the year for which they are awarded. At such time as an executive becomes eligible for retirement under the EDCP (which occurs upon reaching a minimum of age 55 and having a combined age plus years of service with the Company of 65), all contributions made to such executive’s account under the EDCP immediately become vested. Other than the 6% annual cash contribution to the EDCP and the opportunity to participate in the ESI qualified 401(k) plan, the Company provides no retirement benefit to its executives.

Deferred compensation gives executives a tax favored method of accumulating assets for current or retirement living expenses. The three-year vesting schedule that applies to the Company contributions is intended to serve as a retention device for the executives. Amounts contributed to the EDCP by either the participant or the Company are assumed to have been invested in one or more of a number of publicly available mutual funds and a Company Common Stock Fund. The plan is not formally funded and the returns that are paid on the participants’ accounts are equal to the gain or loss on the hypothetical market investments. As a result, the Committee believes that the Company has not promised to pay above-market returns on any participant’s account under the EDCP.

2007 Compensation Decisions

Base Pay.  During 2005, the Committee evaluated how we were paying our executive officers in comparison to the Peer Group Companies and determined, based upon the recommendation of the compensation consultant, that they were generally paid below the market median. As a result, in 2006, the Committee decided to increase the pay of the named executive officers, including the Chief Executive officer, to better align them with the pay for comparable jobs at the Peer Group Companies and as disclosed in various compensation surveys. The Committee determined that these salary adjustments should be implemented over two years, with the initial market-based increase put in place in 2006. The adjustments effective April 1, 2007, as set out in the chart below, reflect the second portion of the market-based increase as well standard merit adjustments resulting from our annual review process and an assessment of each individual’s performance.

In addition, during 2007 the Company reorganized certain internal operations resulting in the assumption of additional duties by certain members of our senior management team, including Mr. Boudreau and Mr. Ignaczak. In May 2007, the Committee determined that these additional duties warranted certain compensation adjustments (effective as of May 21, 2007) which are also reflected in the chart below.

2007 Salary Adjustments

	Effective Date	Base Salary	Increase %

George Paz	January 1, 2006	$780,000
	April 1, 2007	$920,000	17.95%
David Lowenberg	January 1, 2006	$482,000
	April 1, 2007	$496,000	2.90%
Edward Stiften	January 1, 2006	$409,000
	April 1, 2007	$445,000	8.80%
Thomas Boudreau	January 1, 2006	$411,000
	April 1, 2007	$440,000	7.06%
	May 21, 2007	$465,000	5.68%
Edward Ignaczak	July 1, 2006	$294,800
	April 1, 2007	$311,000	5.50%
	May 21, 2007	$350,000	12.54%

Annual Incentive Bonus Program.  As described above, each named executive officer’s bonus target under the Annual Bonus Plan for 2007 was determined based on a percentage of his base salary, and the bonus potential for each of the named executive officers for 2007 ranged from 0% to 250% of such target (other than for Mr. Paz for whom the range was 0% to 200% of target). Generally, the bonus payouts for performance below the threshold performance level, at the threshold performance level, and at the target performance level for 2007 would have been 0%, 25% and 100% respectively, and the maximum payout for the achievement of “stretch” performance goals would have been 250% of the target payout (200% of the target payout for Mr. Paz). For the 2007 performance period, the various bonus targets and payouts for the named executive officers (paid in March 2008) were as follows:

2007 Incentive Bonus Payouts

	Target		Payout				Actual
	Payout as		Range as	Target	Maximum	Actual	Award as
	a % of		a % of	Bonus	Bonus	Bonus	a % of
Name	Salary		Target	Award ($)(a)	Award ($)	Award ($)	Target

G. Paz	120%		0%-200%	$1,062,000	$2,124,000	$2,124,000	200%
D. Lowenberg	75%		0%-250%	$369,375	$923,438	$0	0%
E. Stiften	80%		0%-250%	$348,800	$872,000	$697,600	200%
T. Boudreau	70%		0%-250%	$313,075	$782,688	$626,150	200%
E. Ignaczak	69	%(b)	0%-250%	$228,445	$571,113	$456,890	200%

(a)	In determining the target bonus award each executive’s target bonus percentage is applied to his base salary, with the effect of any salary adjustments during the year pro-rated for the portion of the year during which they were in effect.

(b)	Mr. Ignaczak’s target bonus percentage as of January 1, 2007 was 60% of his base salary, and was increased to 75% as of May 21, 2007. This change was pro-rated over the portion of the year during which it was in place, resulting in a target bonus payout of approximately 69% for the full year.

The payouts under the Annual Bonus Plan for 2007 were based on our actual EPS of $2.15 versus a budgeted EPS of $1.98, and actual EBITDA of $1,115.7 million against a budgeted EBITDA of $1,045.5 million.

2007 Long Term Incentive Awards.  Specific 2007 long term incentive awards to the named executive officers are contained in the table under the caption “Grants of Plan Based Awards Table” on page 26. The awards include regular awards, granted in February 2007, along with special grants of performance shares and restricted stock made in May 2007. These special grants were authorized by the Committee to make up for an error in calculating the peer group benchmarking data for use in determining the annual grants.

Other Compensation Related Matters

Additional Benefits.  Except as specifically described in this Compensation Discussion and Analysis, the executive officers participate in employee benefit plans generally available to all employees on the same terms as similarly situated employees, including our 401(k) plan and health and welfare plans. The Company provides equivalent health insurance to all of our employees, and the employee paid portions of the premiums on such insurance are tiered such that more highly compensated employees pay higher premiums in order to subsidize the premiums for lower paid employees. As a result, the employee contributions paid by our executives are more than 300% higher than those paid by our lower paid employees.

All of the executives have offices that are no larger than those of the regular offices in our headquarters building and reserved parking is not provided for employees at any level. No financial counseling programs are provided and the Company does not permit personal use of corporate aircraft without express prior approval of the Committee, which approval has never been sought nor granted.

Employment Agreements.  We have entered into employment agreements with our CEO and each of our Executive Vice Presidents, which also contain severance and change in control provisions. The Committee believes these agreements are appropriate for a number of reasons including the following:

•	the agreements assist in attracting and retaining executives as we compete for talented employees in a marketplace where such agreements are commonly offered;

•	the severance provisions require terminated executives to execute a release in order to receive severance benefits and such benefits are conditioned upon compliance with various terms of the agreement including those related to non-competition, non-solicitation and non-disparagement; and

•	the change in control and severance provisions help retain key personnel during rumored or actual acquisitions or similar corporate changes.

These agreements do not materially affect the Committee’s annual compensation determinations, as they only restrict its ability to reduce base salary. All of the employment agreements with the exception of the agreement with Mr. Paz were re-executed in 2006 in order to make them consistent among the executive officers. Mr. Paz executed a new employment agreement effective April 1, 2008, which replaced an agreement entered into in April 2005. Additional information about the severance and change in control provisions of the agreements can be found under the caption “Employment Agreement and Potential Payments Upon Termination or Change in Control” on page 30.

Deductibility of Compensation.  The goal for the deductibility of compensation is to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent deemed practicable or appropriate by the Committee. Section 162(m) places a limit of $1 million on the amount of compensation that a publicly-traded company may deduct in any one year for any of its “named executive officers”. This limitation does not apply to performance-based compensation meeting certain requirements (including the requirement that such compensation be paid under a stockholder approved plan). For 2007 the grants of SSARs and performance shares were designed to satisfy the deductibility requirements of Section 162(m).

As discussed above, in 2006, the stockholders approved amendments to the 2000 LTIP which, among other things, provided for the annual bonus awards to be awarded and paid under the plan, thus satisfying the requirement under Section 162(m) that performance based compensation be paid pursuant to a stockholder approved plan. Accordingly, the Committee intends for these awards under the annual incentive program to be deductible in 2008 and future years.

Stock Ownership Guidelines.  In 2001, the Committee established guidelines for stock ownership among its executive group. The purpose of the guidelines is to have each executive assert his or her commitment to the company and to the stockholders by holding a prescribed number of full value shares or restricted stock. While restricted stock, performance shares and phantom stock equivalents under the EDCP are included in determining compliance with these thresholds, stock options and SSARs, whether vested or unvested are not included. Even though these guidelines are not mandatory, each executive’s status with respect to stock ownership is annually reviewed and communicated. Each executive has five years from the time of becoming an executive officer to attain the recommended ownership level. The guidelines require each individual to hold a number of eligible shares with a value at least equal to a multiple of his or her base annual salary as follows: 4.0x for the Chief Executive Office, 3.5x for the Chief Operating Officer, 3.0x for all Executive Vice Presidents, 2.5x for all Senior Vice Presidents, and 1.5x for all Vice Presidents. In 2007 the Committee increased the ownership requirements for Senior Vice Presidents from 2x to 2.5x.

As of December 31, 2007, each of the Named Executive Officers has met his stock ownership requirements through holdings of shares of the stock, including restricted stock, performance shares or share equivalents beneficially owned under the deferred compensation plan.

Option Granting Policy.  Effective in November 2006, the Committee adopted a Policy for Grant Approvals and for Establishing Grant Date for Equity Grants. Under this policy:

•	annual awards of equity will be approved by the Committee during the first quarter of each fiscal year, or at a special meeting, normally in advance of the annual earnings release, with an effective grant date as of the third trading date following the date of the earnings release;

•	special awards for new hires, retention, promotional and special recognition may be granted during an “open window” trading period or, if the Chief Executive Officer or the Committee acts outside of such a period, with an effective date as of the third trading date following the next succeeding annual earnings release (the Chief Executive Officer may only approve grants to employees below the level of Vice President);

•	the exercise price of stock options and stock appreciation rights will be not less than the closing trading price of the stock on the grant date; and

•	equity grants with a prospective grant date will be made on a nominal value basis consistent with the method the Company uses to value options for financial reporting purposes under FAS 123R.

Derivatives Trading.  Because a primary goal of equity-based incentive compensation is to align the interests of our executives with our stockholders, Company policy prohibits the trading of derivative securities related to the stock.

REPORT OF THE COMPENSATION AND DEVELOPMENT COMMITTEE
ON EXECUTIVE COMPENSATION

The Compensation Committee and Development Committee of Express Scripts, Inc. has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management, and based on such review and discussions the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

March 31, 2008

COMPENSATION AND DEVELOPMENT COMMITTEE

Gary Benanav, Chairman
Thomas P. Mac Mahon
Howard Waltman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation and Development Committee is comprised of Gary Benanav (Chair), Thomas Mac Mahon and Howard Waltman, none of whom are employees or current or former officers of our company, or had any relationship with our company required to be disclosed under “Certain Relationships and Related Party Transactions.”

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our “named executive officers” listed in the table for the year ended December 31, 2007.

							Change In
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	(1)($)	(2)($)	(3)($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

George Paz	2007	$882,308		$2,552,140	$2,290,983	$2,124,000		$114,732	(4)	$7,964,163
President, Chief Executive	2006	$780,000		$1,513,542	$1,826,498	$842,400		$129,680	(5)	$5,092,120
Officer, Chairman
Edward Stiften(6)	2007	$435,308		$999,747	$870,048	$697,600		$45,996	(7)	$3,048,699
Former Executive Vice	2006	$409,000		$755,788	$870,345	$331,290		$51,878	(7)	$2,418,301
President, Chief Financial Officer
David A. Lowenberg(8)	2007	$492,231		$815,557	$735,893	$0		$49,460	(9)	$2,093,141
Former President, Chief	2006	$482,000		$619,834	$1,008,755	$144,600		$78,875	(10)	$2,334,064
Executive Officer, CuraScript, Inc.
Thomas M. Boudreau	2007	$447,096		$614,579	$510,498	$626,150		$55,387	(11)	$2,253,710
Executive Vice President,	2006	$411,000		$369,230	$616,459	$288,522		$65,270	(12)	$1,750,481
Law and Strategy, General Counsel
Edward B. Ignaczak	2007	$329,888		$436,950	$487,034	$456,890		$40,161	(13)	$1,750,923
Executive Vice President,	2006	$294,800		$471,754	$284,927	$157,626		$48,770	(14)	$1,257,877
Sales and Account Management

(1)	The amounts in column (e) represent the dollar amount of expense recognized for financial statement reporting purposes in stated year for the fair value of restricted stock and performance share awards granted in stated year and in prior years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executives. For restricted stock and performance share awards, fair value is calculated using the closing price of our common stock on the date of grant. For additional information regarding stock-based compensation, refer to the Note 11 to the Consolidated Financial Statements included in the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 (our “2007 10-K”) and Note 10 to the Consolidated Financial Statements included in the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006 (our “2006 10-K”).

(2)	The amounts in column (f) represent the dollar amount of expense recognized for financial statement reporting purposes in the stated year for the fair value of stock options and SSARs granted in the stated year and in prior years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executives. The fair value of options and SSARs granted is estimated on the date of grant using a Black-Scholes multiple option-pricing model. For additional information regarding stock-based compensation, including the assumptions used in the Black-Scholes model, refer to the Note 11 to the Consolidated Financial Statements included in the financial statements in our 2007 10-K and Note 10 to the Consolidated Financial Statements included in the financial statements in our 2006 10-K.

(3)	The amounts in column (g) reflect the cash awards paid to the named executives under our annual bonus plan, as discussed in the Compensation Discussion and Analysis above. These amounts were paid in March 2008 and March 2007 for performance during 2007 and 2006, respectively.

(4)	Consists of (i) basic company credit contribution of $103,482 by the Company under the EDCP and (ii) $11,250 matching contribution in connection with the Company’s 401(k) Plan.

(5)	Consists of (i) basic company credit contribution of $118,680 by the Company under the EDCP and (ii) $11,000 matching contribution in connection with the Company’s 401(k) Plan.

(6)	Mr. Stiften has announced his intention to retire from the Company. His last day as Chief Financial Officer was March 31, 2008.

(7)	Reflects the basic company credit contribution made by the Company under the EDCP.

(8)	Mr. Lowenberg’s last day as an employee of the Company was March 1, 2008. In connection with his termination Mr. Lowenberg forfeited a total of 61,499 unvested SSARs which were granted during 2006 and 2007, and 14,941 invested shares of restricted stock originally granted between 2004 and 2007. Mr. Lowenberg also forfeited a portion of his performance share grants from 2006 and 2007. The total number of performance shares forfeited would be 13,158 based on an assumed award of the targeted number of shares following the end of the relevant performance periods (or 32,895 performance shares assuming the maximum award).

(9)	Consists of (i) basic company credit contribution of $38,210 by the Company under the EDCP and (ii) $11,250 matching contribution in connection with the Company’s 401(k) Plan.

(10)	Consists of (i) basic company credit contribution of $67,875 by the Company under the EDCP and (ii) $11,000 matching contribution in connection with the Company’s 401(k) Plan.

(11)	Consists of (i) basic company credit contribution of $44,137 by the Company under the EDCP and (ii) $11,250 matching contribution in connection with the Company’s 401(k) Plan.

(12)	Consists of (i) basic company credit contribution of $54,270 by the Company under the EDCP and (ii) $11,000 matching contribution in connection with the Company’s 401(k) Plan.

(13)	Consists of (i) basic company credit contribution of $28,911 by the Company under the EDCP and (ii) $11,250 matching contribution in connection with the Company’s 401(k) Plan.

(14)	Consists of (i) basic company credit contribution of $35,501 by the Company under the EDCP and (ii) $13,269 matching contribution in connection with the Company’s 401(k) Plan, $2,269 of which is a catch-up contribution for 2005.

GRANTS OF PLAN-BASED AWARDS IN 2007

The following table provides additional information about awards of restricted stock, stock-settled stock appreciation rights and performance shares granted to the named executive officers in 2007:

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise
		Estimated Future Payouts Under						Number of	Number of	or Base
		Non-Equity Incentive Plan			Estimated Future Payouts Under			Shares of	Securities	Price of	Grant Date Fair
		Awards(1)			Equity Incentive Plan Awards(2)			Stock or	Underlying	Option	Value of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Options(4)	Awards	Option Awards(5)
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

George Paz	2/22/2007				12,238	34,966	87,415			$39.325	$3,437,595
	2/22/2007							34,966		$39.325	$1,375,038
	2/22/2007								205,074	$39.325	$2,750,042
	5/23/2007							3,458		$49.28	$170,410
	5/23/2007				1,992	5,692	14,230			$49.28	$701,254
		$0	$1,062,000	$2,124,000
Edward Stiften	2/22/2007				3,560	10,172	25,430			$39.325	$1,000,035
	2/22/2007							10,172		$39.325	$400,014
	2/22/2007								59,658	$39.325	$800,014
	5/23/2007							1,006		$49.28	$49,576
	5/23/2007				580	1,656	4,140			$49.28	$204,019
		$0	$348,800	$872,000
David A. Lowenberg	2/22/2007				3,783	10,808	27,020			$39.325	$1,062,562
	2/22/2007							10,808		$39.325	$425,025
	2/22/2007								63,386	$39.325	$850,006
	5/23/2007							1,068		$49.28	$52,631
	5/23/2007				616	1,760	4,400			$49.28	$216,832
		$0	$369,375	$923,438
Thomas M. Boudreau	2/22/2007				2,781	7,946	19,865			$39.325	$781,191
	2/22/2007							7,946		$39.325	$312,476
	2/22/2007								46,608	$39.325	$625,013
	5/23/2007							786		$49.28	$38,734
	5/23/2007				453	1,294	3,235			$49.28	$159,421
		$0	$313,075	$782,688
Edward B. Ignaczak	2/22/2007				1,669	4,768	11,920			$39.325	$468,754
	2/22/2007							4,768		$39.325	$187,502
	2/22/2007								27,964	$39.325	$374,997
	5/23/2007							472		$49.28	$23,260
	5/23/2007				272	776	1,940			$49.28	$95,603
		$0	$228,445	$571,113

(1)	The amounts in columns (c), (d) and (e) represent the threshold, target and maximum payouts under the annual bonus plan for 2007. The actual payouts for 2007 can be found in our Compensation Discussion and Analysis on page 13.
(2)	The amounts in columns (f), (g) and (h) represent the threshold, target and maximum payouts under the performance share grants made to the named executives for the January 1, 2007 through January 1, 2010 performance period. The number of shares of our common stock to be delivered upon settlement of the performance shares will be determined based upon our performance over a set period versus the peer group companies identified in our Compensation Discussion & Analysis on page 13. For our 2007 performance awards, in order for any shares to be issued under the performance share awards, our composite performance over the three year period commencing in 2007 is required to rank in at least the 40th percentile in relation to the peer group companies. Assuming our composite performance for the performance period is/was at the 40th percentile, the actual shares of common stock issued will equal 35% of the award targeted for the named executive officer; at the 50th percentile, the actual shares of common stock issued will equal 100% of the award targeted for the named executive officer; and at the 80th percentile, the actual shares of common stock issued will equal 250% of the award targeted for the named executive officer, which is the maximum number of shares that can be awarded. If our composite performance falls between these percentile rankings, the actual shares of common stock issued will be determined by interpolation. Realization of the performance share awards and their actual value, if any, will depend on the applicable targets being met and the market value of our common stock on the date the performance share awards are settled.
(3)	The numbers in column (i) represent the restricted stock awards granted to the named executives on February 22, 2007 and May 23, 2007. For each of these grants one-third of these restricted stock awards are scheduled to vest on each of February 22, 2008, February 22, 2009 and February 22, 2010, subject to acceleration under the terms of the 2000 LTIP. The restricted stock awards include the right to receive all dividends paid on the shares and the right to vote the shares.
(4)	The numbers in column (j) represent the SSAR awards granted to the named executives on February 22, 2007. The SSARs have an exercise price of $39.325 (the closing price of our common stock on the grant date), are scheduled to vest on each of the first three anniversaries of the date of grant subject to acceleration under the terms of the 2000 LTIP, and will expire seven years following the grant.
(5)	The amounts in column (l) for restricted stock and performance share awards are based on the market value of our common stock on the grant date ($39.325 per share on February 22, 2007, and $49.28 on May 23, 2007), with the Maximum number of performance shares used. The amounts in column (l) for SSARs is estimated on the date of grant using a Black-Scholes multiple option-pricing model. For additional information regarding stock-based compensation, including the assumptions used in the Black-Scholes model, refer to the Note 11 to the Consolidated Financial Statements included in the financial statements in our 2007 10-K.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table provides information on vested and unvested equity awards held by the named executive officers as of December 31, 2007:

		Option Awards							Stock Awards
														Equity
														Incentive
												Equity		Plan
												Incentive		Awards:
												Plan		Market or
					Equity							Awards:		Payout
					Incentive							Number of		Value of
					Plan						Market	Unearned		Unearned
					Awards:				Number of		Value of	Shares,		Shares,
		Number of	Number of		Number of				Shares or		Shares or	Units or		Units or
		Securities	Securities		Securities				Units of		Units of	Other		Other
		Underlying	Underlying		Underlying		Option		Stock That		Stock That	Rights That		Rights That
		Unexercised	Unexercised		Unexercised		Exercise	Option	Have Not		Have Not	Have Not		Have Not
		Options	Options		Unearned		Price	Expiration	Vested		Vested	Vested		Vested
Name	Grant	Exercisable	Unexercisable		Options		($)	Date	(#)		($)	(#)		($)
(a)	Date	(b)	(c)		(d)		(e)	(f)	(g)		(h)	(i)		(j)

George Paz	5/26/99	40,000					$8.21	5/26/09
	11/23/99	104,000					$6.4525	11/23/09
	12/18/02	44,400					$11.9875	12/18/09
	2/10/04	72,008					$17.3275	2/10/11
	3/5/04	83,156					$18.79	3/5/11
	3/1/05	69,014	34,506	(1)			$19.32	3/1/12
	4/11/05	106,667	53,333	(2)			$21.40	4/11/12
	2/28/06	45,950	91,898	(3)			$43.635	2/28/13	18,196	(5)	$1,328,308	27,294	(7)	$1,992,462
	2/22/07		205,074	(4)			$39.325	2/22/14	34,966	(6)	$2,552,518	34,966	(8)	$2,552,518
	5/23/07								3,458	(6)	$252,434	5,692	(8)	$415,516
Edward Stiften	4/20/04	26,956					$19.5375	4/20/11
	4/20/04	80,860					$19.5375	4/20/11
	4/20/04	43,126			21,562	(9)	$19.5375	4/20/11				17,142	(10)	$1,251,366
	3/1/05	24,198	12,098	(1)			$19.32	3/1/12
	2/28/06	18,452	36,902	(3)			$43.635	2/28/13	7,306	(5)	$533,338	10,960	(7)	$800,080
	2/22/07		59,658	(4)			$39.325	2/22/14	10,172	(6)	$742,556	10,172	(8)	$742,556
	5/23/07								1,006	(6)	$73,438	1,656	(8)	$120,888
David A. Lowenberg	8/31/04											3,214	(11)	$234,622
	3/1/05		15,132	(1)			$19.32	3/1/12
	2/28/06	19,242	38,484	(3)			$43.635	2/28/13	7,620	(5)	$556,260	11,430	(7)	$834,390
	2/22/07		63,386	(4)			$39.325	2/22/14	10,808	(6)	$788,984	10,808	(8)	$788,984
	5/23/07								1,068	(6)	$77,964	1,760	(8)	$128,480
Thomas M. Boudreau	12/18/02	12,000					$11.9875	12/18/09
	3/5/04	26,520					$18.79	3/5/11
	10/29/04	38,620					$16.0025	10/29/11				1,608	(12)	$117,384
	3/1/05	25,622	12,810	(1)			$19.32	3/1/12
	2/28/06	11,719	23,437	(3)			$43.635	2/28/13	4,640	(5)	$338,720	6,962	(7)	$508,226
	2/22/07		46,608	(4)			$39.325		7,946	(6)	$580,058	7,946	(8)	$580,058
	5/23/07								786	(6)	$57,378	1,294	(8)	$94,462
Edward B. Ignaczak	10/29/04											6,760	(13)	$493,480
	3/1/2005		10,050	(1)			$19.32	3/1/12
	2/28/06	6,511	13,021	(3)			$43.635	2/28/13	2,578	(5)	$188,194	3,868	(7)	$282,364
	2/22/07		27,964	(4)			$39.325	2/22/14	4,768	(6)	$348,064	4,768	(8)	$348,064
	5/23/07								472	(6)	$34,456	776	(8)	$56,648

(1)	The unvested portion of this option grant is scheduled to vest on March 1, 2008.

(2)	The unvested portion of this option grant is scheduled to vest on March 31, 2008.

(3)	The unvested portion of SSARs grant is scheduled to vest in two (2) substantially equal installments on February 28, 2008 and February 28, 2009.

(4)	The unvested portion of this SSARs grant is scheduled to vest in three (3) substantially equal installments on February 22, 2008, February 22, 2009, and February 22, 2010.

(5)	The unvested portion of this restricted stock award is scheduled to vest in two (2) substantially equal installments on February 28, 2008, and February 28, 2009.

(6)	The unvested portion of this restricted stock award is scheduled to vest in three (3) substantially equal installments on February 22, 2008, February 22, 2009 and February 22, 2010.

(7)	Performance shares become payable following the end of the performance period on January 1, 2009; the number of shares payable may increase or decrease from the target shares stated, based upon the achievement of performance criteria.

(8)	Performance shares become payable following the end of the performance period on January 1, 2010; the number of shares payable may increase or decrease from the target shares stated, based upon the achievement of performance criteria.

(9)	Stock option grant with original vesting date of September 20, 2010, with potential for accelerated vesting based on the achievement of certain financial performance targets. Based upon achievement of certain financial performance targets, 43,126 options vested on March 31, 2007. The balance of 21,562 options remain scheduled to vest on September 30, 2010.

(10)	Restricted stock grant with original vesting date of April 20, 2014, with potential for accelerated vesting based on the achievement of certain financial performance targets. Based upon achievement of certain financial performance targets, 34,286 shares vested on March 31, 2007. The balance of 17,142 shares remain scheduled to vest April 20, 2014.

(11)	Restricted stock grant with original vesting date of August 31, 2011, with potential for accelerated vesting based on the achievement of certain financial performance targets. Based upon achievement of certain financial performance targets, 54,590 shares vested on March 31, 2006, with the balance of 3,214 shares scheduled to vest August 31, 2011.

(12)	Restricted stock grant with original vesting date of October 29, 2014, with potential for accelerated vesting based on the achievement of certain financial performance targets. Based upon achievement of certain financial performance targets, vesting of 27,296 shares was accelerated to March 31, 2006 and the balance of 1,608 shares scheduled to vest on October 29, 2011.

(13)	Restricted stock grant with original vesting date of October 29, 2014, with potential for accelerated vesting based on the achievement of certain financial performance targets. Based upon achievement of certain financial performance targets, vesting of 35,388 shares was accelerated to March 31, 2007 and the balance of 6,670 shares are scheduled to vest on October 29, 2014.

OPTIONS EXERCISES AND STOCK VESTED TABLE

The following table provides information on the value realized by the executive officers for stock options exercised during 2007, and for restricted stock awards which vested during 2007:

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise(1)	Acquired on Vesting	Vesting (2)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

George Paz	40,000	$1,717,524	9,098	$343,040
	158,400	$6,549,539
	114,000	$4,174,463
	64,000	$2,459,398
Edward Stiften	—	—	3,654	$137,774
			34,286	$1,383,783
David A. Lowenberg	15,132	$435,662	3,810	$143,656
	15,132	$421,441
	70,216	$2,202,743
	24,312	$689,998
	12,156	$356,423
	3,392	$116,394
	14,940	$525,641
Thomas M. Boudreau	—	—	2,322	$87,551
Edward B. Ignaczak	20,102	$558,739	1,290	$48,639
	35,108	$1,088,260	35,388	$1,428,260
	3,092	$87,225
	14,588	$413,208

(1)	The amount in column (c) reflects value of the options exercised based on the difference between the exercise price for the options exercised and the closing price for our stock on the exercise date.

(2)	The amount in column (e) reflects value of the vested stock based on the closing price for our stock on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION IN 2007

The following table provides information on contributions, earnings and account balances for the named executives in our Executive Deferred Compensation Plan, or “EDCP”:

	Executive		Registrant	Aggregate	Aggregate	Aggregate
	Contributions in		Contributions in	Earnings	Withdrawals/	Balance
	Last FY		Last FY(1)	in Last FY	Distributions	at Last FYE
Name	($)		($)	($)	($)	($)
(a)	(b)		(c)	(d)	(e)	(f)

George Paz	$0		$118,680	$1,214,269	$0	$3,636,427
Edward Stiften	$0		$51,878	$40,256	$0	$158,933
David A. Lowenberg	$59,068	(2)	$67,875	$1,251,858	$0	$4,808,816
Thomas M. Boudreau	$0		$54,270	$971,336	$0	$3,203,322
Edward B. Ignaczak	$0		$35,501	$66,469	$0	$233,091

(1)	The amounts in column (c) reflect contributions made by us during 2007 to the named executives’ accounts under the EDCP. These amounts are equal to 6% of all cash compensation (salary and annual bonus) received by the named executives during 2006, and were reported in the 2006 Summary Compensation Table included in our 2007 Proxy Statement. These contributions vest as of December 31 of the third year after the year with respect to which they were calculated, in this case December 31, 2009, unless the executive is eligible for retirement under the EDCP in which case these contributions vest immediately. Messrs. Lowenberg and Boudreau are both eligible for retirement under the EDCP.

(2)	This amount reflects Mr. Lowenberg’s deferral of a portion of his base salary during 2007, and is included in Mr. Lowenberg’s base salary in the 2007 Summary Compensation Table above.

The material terms of the EDCP are described in our Compensation Discussion and Analysis under “Components of Executive Compensation — Deferred Compensation” on page 19.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS
UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreement with Mr. Paz

General Terms.  On April 1, 2005, we entered into an employment agreement with Mr. Paz in connection with his promotion to the office of Chief Executive Officer. This agreement with Mr. Paz, which we refer to as the “2005 agreement” was effective as of April 1, 2005 with an initial term through March 31, 2008. On April 1, 2008, we entered into a new employment agreement with Mr. Paz, with a term through March 31, 2011, which we refer to as the “2008 agreement”. The terms of the 2008 agreement are described in “New Employment Agreement with Mr. Paz” beginning on page 39.

The 2005 agreement provided for:

•	an initial base salary of $650,000, which could not be reduced after any increase (current base salary is $950,000);

•	a guaranteed minimum annual bonus target under our bonus plan of 100% of his annual base salary, with a bonus opportunity for each calendar year during the employment period of up to 200% of his guaranteed minimum annual bonus in the event we achieve certain financial goals (current annual bonus target is 130% of base salary);

•	participation in our employee benefit and incentive plans (other than bonus and incentive plans) on the same basis as such plans are generally made available to similarly situated senior executives;

•	the crediting of a deferred bonus in the amount of $200,000 to his retirement account in the EDCP, subject to the terms and conditions of the EDCP, generally vesting at the end of the initial employment period except as described below;

•	a grant under the 2000 LTIP of an option to purchase 80,000 shares of our common stock, vesting in three equal increments on March 31, 2006, 2007 and 2008;

•	the reimbursement of reasonable business expenses incurred in performing his duties under the 2005 agreement; and

•	such perquisites and fringe benefits to which similarly situated executives are entitled and which are suitable for Mr. Paz’s position.

Termination by Us for Cause or by Mr. Paz other than for Good Reason or Retirement.  If Mr. Paz’s employment is terminated before the employment period expires for “cause,” as defined in the 2005 agreement, or by Mr. Paz other than for “good reason” or “retirement,” as those terms are defined in the 2005 agreement, he is not entitled to receive any further payments or benefits that have not already been paid or provided, including any unvested portion of the option grant or restricted stock awards. However, Mr. Paz is entitled to the following “accrued rights”:

•	all previously earned and accrued but unpaid base salary;

•	any annual bonus earned for a prior completed year but unpaid prior to termination;

•	reimbursement for unreimbursed, properly incurred business expenses; and

•	any employee benefits to which he may be entitled, including with respect to stock options subject to the terms and conditions of the applicable plan.

Termination by Us (other than for Cause or Disability) or Termination by Mr. Paz for Good Reason.  If Mr. Paz is terminated other than for “cause” or “disability,” or by him for “good reason,” as those terms are defined in the 2005 agreement, he will receive:

•	the accrued rights referred to above;

•	a severance benefit equal to 18 months of his annual base salary plus a specified portion of his bonus potential for the year based on the average percentage of the bonus potential earned for the three prior years;

•	reimbursement for the cost of continuing medical insurance for Mr. Paz, his spouse and any eligible dependents for 36 months after termination of employment; and

•	if termination occurs before March 31, 2008, a pro rata portion of the deferred bonus based on the number of days worked during the initial employment period.

Termination upon Death.  If Mr. Paz dies before the employment period expires, his estate will receive:

•	the accrued rights referred to above;

•	if his death occurs before March 31, 2008, a pro rata portion of the deferred bonus based on the number of days worked during the initial employment period; and

•	reimbursement for the cost of continuing medical insurance for his spouse and any eligible dependents for 36 months after termination of employment;

Termination for Disability or Retirement.  If Mr. Paz is terminated for disability or retirement (i.e., voluntary retirement on or after age 591/2 but not within 90 days after a change in control of us) before the employment period expires, he will receive:

•	the accrued rights referred to above

•	if termination occurs before March 31, 2008, a pro rata portion of the deferred bonus; and

•	reimbursement for the cost of continuing medical insurance for Mr. Paz, his spouse and any eligible dependents for 36 months after termination of employment, provided, in the case of retirement, he retires no earlier than six months prior to March 31, 2008.

Effect of Change in Control on Deferred Bonus.  If a “change in control,” as defined in the 2000 LTIP, occurs prior to March 31, 2008 Mr. Paz will receive:

•	if he remains employed through the 90th day following the “change in control date,” as defined in the 2000 LTIP, he will become vested with respect to one-half of the deferred bonus, with the other half vesting in accordance with its terms; and

•	if his employment is terminated prior to March 31, 2008 other than for “cause” or “disability,” or by him for “good reason,” he shall become vested with respect to the entire deferred bonus; and

•	if the change in control date occurs within the 90 day period prior to March 31, 2008, he shall become vested with respect to the entire deferred bonus on March 31, 2008, whether or not he remains employed after such change in control date.

Post-Employment Restrictive Covenants.  Upon termination of employment, Mr. Paz is prohibited from:

•	soliciting certain clients or prospective clients for a period of two years after termination;

•	soliciting or hiring any of our employees for a period of two years after termination;

•	soliciting or encouraging not to work for us any consultant then under contract with us for a period of two years;

•	competing with us for a period of eighteen months after termination, if his employment is terminated before the 2005 agreement expires for any reason, including any renewal period in effect, or for one year after termination, if his employment terminates solely as a result of expiration of the 2005 agreement; and

•	disclosing certain confidential information or disparaging our company.

Mr. Paz must comply with these restrictions in order to receive the severance benefits described above.

Section 409A Adjustments.  If any severance payments made to Mr. Paz following termination (other than payments under the EDCP) should be subject to the restrictions of Section 409A of the Internal Revenue Code, then we must negotiate in good faith to amend his employment agreement to the extent necessary to create payment terms with respect to such post-termination payments which are as close as possible to those originally set forth in his employment agreement while not violating the terms of Section 409A.

Excise Tax Gross-Up Payment.  If any severance payments would result in Mr. Paz’s liability for the payment of an excise tax under Section 4999 of the Internal Revenue Code, or any similar state or local tax, we will make a “gross-up” payment to him to fully offset such tax provided the aggregate present value of the benefit amount is equal to or exceeds 125% of the maximum total payment which could be made to him without triggering the excise tax. If the aggregate present value of the amount of the benefit, however, exceeds such maximum amount, but is less than 125% of such maximum amount, then we may reduce the benefit so that no portion of the amount is subject to the excise tax, and no gross-up payment will be made.

Estimated Benefits.  The table below reflects the amount of incremental compensation which would be paid to Mr. Paz upon the termination of his employment or upon a change in control. These amounts assume that such termination or change in control was effective as of December 31, 2007, and that the price of our common stock upon which certain of the calculations are made was the closing price of $73.00 per share on that date. Accordingly, the computation of these amounts requires the company to make certain estimates which are further described in the description of the 2005 agreement above or in the accompanying footnotes. Some of these amounts are payable pursuant to the terms of the 2005 agreement while others arise from the terms of the applicable grant and/or benefit plan. Those amounts payable pursuant to the 2005 agreement generally require the executive to sign a general release and to comply with certain contractual terms including those related to noncompetition, nonsolicitation and non-disparagement.

Because the incremental amount of payments to be made depend on several factors, the actual amounts to be paid out upon termination of employment or a change in control can only be determined at the time of the event. The tables do not include the nonqualified deferred compensation that would be paid, which is set forth in the “Nonqualified Deferred Compensation Table” above, except to the extent an individual is entitled to an additional benefit as a result of the termination. The estimated payments upon termination and change in control are as follows:

GEORGE PAZ

				Good Reason or					Change in Control(1)
Executive Benefits and				Involuntary Not					With Offer of		Without Offer of
Payments Upon	Voluntary			for Cause		For Cause	Death or		Comparable		Comparable
Termination	Termination	Retirement		Termination		Termination	Disability		Employment		Employment

Compensation:
Severance Benefit	$0	$0		$2,677,908	(2)	$0	$0		$0		$2,677,908	(2)(3)
Accrued but Unpaid
Annual Bonus	0	0		0		0	0		0		0
Long-term Incentives
Performance Shares	0	0	(4)	2,317,421	(5)	0	2,317,421	(5)	4,960,496	(6)	4,960,496	(6)
Stock Options/SSARs Unvested & Accelerated	0	0	(4)	0		0	14,208,717		14,208,717		14,208,717
Restricted Stock Unvested & Accelerated	0	0	(4)	0		0	2,211,106		1,900,592	(7)	3,801,183
Deferred Compensation Unvested & Accelerated	0	0	(4)	295,936		0	521,168		386,612	(8)	$547,991	(3)
Benefits:
Post-termination Health Care	0	0		46,372	(9)	0	46,372	(9)	0		46,372	(9)
Accrued Vacation/PTO	123,846	123,846		123,846		0	123,846		123,846	(10)	123,846	(11)
280G Tax Gross-up	0	0		0		0	0		0		0
Total:	$123,846	$123,846		$5,461,483		$0	$19,428,630		$21,580,263		$26,366,513

(1)	The 2000 LTIP generally defines a change in control as:

i.	a change in the composition of a majority of our board of directors without the approval of the incumbent directors;

ii.	An acquisition of more than 25% of our Common Stock or voting power;

iii.	any merger, unless (1) our stockholders possess more than 50% of the surviving company’s outstanding stock, (2) no person or group who did not own 25% or more of our common stock before the change in control owns 25% or more of the stock of the surviving company, and (3) at least a majority of the board of directors of the surviving company were members of the incumbent directors of our company before the change in control;

iv.	the sale of all or substantially all of our assets; or

v.	a stockholder-approved dissolution of our company.

The 2000 LTIP defines “comparable employment” as employment with us or our successor following a change in control pursuant to which:

•	the responsibilities and duties of the executive are substantially the same as before the change in control, and the other terms and conditions of employment following the change in control do not impose obligations materially more burdensome;

•	the aggregate compensation is substantially economically equivalent to or greater than the executive’s aggregate compensation immediately prior to the change in control; and

•	the executive remains employed in the metropolitan area in which he was employed immediately preceding the change in control. The definitions of change in control and comparable employment appear in Section 2 of the 2000 LTIP, which should be reviewed for a complete statement of its terms.

(2)	Severance Benefit under Mr. Paz’s employment agreement equal to (a) 18 months of base salary, plus (b) 100% of a specified portion of his bonus potential for the year based on the average percentage of the potential earned for the three prior years, prorated for the portion of the calendar year completed prior to termination. The Severance Benefit is payable in 18 substantially equal monthly installments beginning the first full month after termination; provided that if he is determined to be a specified employee in accordance with Section 409A of the Internal Revenue Code, then payment of such benefit will be delayed six months to the extent required under Section 409A.

(3)	Assumes termination of employment agreement concurrent with change in control, either by us without cause or by the executive for good reason.

(4)	Mr. Paz had not reached the eligible retirement age as of December 31, 2007 for retirement under either his employment agreement or the 2000 LTIP. If he were eligible for retirement, the payments would be similar to those for death or disability.

(5)	Pro rated based on assumed award of the targeted number of shares following end of relevant performance periods. Payable in shares of our common stock following the end of such periods. This amount is based on involuntary not for cause termination; the amount would be $0 for a good reason termination.

(6)	Payable in cash following change in control. Performance shares would be terminated.

(7)	This amount assumes the offer of comparable employment is accepted; however, if offer of comparable employment is not accepted then the amount is $0.

(8)	Assumes Mr. Paz remains employed for at least 90 days following the change in control.

(9)	Reimbursement for cost of continuing health insurance under COBRA for 36 months after termination for himself as well as his spouse and eligible dependents under his employment agreement, as described above. Also, Mr. Paz’s right to reimbursement following termination by the Company other than for cause or disability, or by Mr. Paz for good reason, would end at such time as he becomes eligible for group insurance from another employer. Amounts calculated based on the current monthly cost for COBRA for the highest cost options under our current health plans.

(10)	Payable if the comparable offer is not accepted and employment is terminated.

(11)	Assumes termination of employment agreement concurrent with change in control, either by the Company without cause or by executive for good reason.

Employment Agreements with Other Named Executive Officers

General Terms.  On May 1, 2006, we entered into executive employment agreements with several key executives, including each of the named executive officers other than Mr. Paz. These employment agreements are substantially identical, except as indicated below. The initial employment period under these agreements ran from May 1, 2006 through March 31, 2007, and, under each of the agreements, is automatically extended for successive one-year renewal periods unless either party gives notice of non-renewal at least ninety days prior to the end of the then current term. Neither party under any of the agreements gave such notice prior to March 31, 2007 termination date, and, as a result, each of these agreement has been renewed through March 31, 2008; provided, however, that Mr. Lowenberg’s employment with the Company, along with his employment agreement, terminated as of March 1, 2008, and Mr. Stiften’s employment with the Company, along with his employment agreement, are currently scheduled to terminate in April 2008.

Each employment agreement generally provides for:

•	the payment of an annual base salary, which may not be reduced after any increase;

•	a guaranteed minimum annual bonus target equal to a fixed percentage of the executive’s base salary pursuant to the terms of our bonus plan;

•	participation in our employee benefit plans, other than bonus and incentive plans, on the same basis as such plans are generally made available to similarly situated senior executives;

•	the executive’s right to receive restricted stock, stock options and other equity awards and deferred compensation, to the extent determined by us, our board of directors or the Compensation Committee from time to time;

•	the reimbursement of reasonable business expenses incurred by the executive in performing his duties under the agreement; and

•	such perquisites and fringe benefits to which similarly situated executives are entitled and which are suitable for the executive’s position.

The initial base salary and minimum bonus target amounts (expressed as a percentage of base salary) for each of the officers under the new agreements were:

•	for Mr. Stiften: $409,000 and 75% (currently $480,000 and 80%);

•	for Mr. Lowenberg: $482,000 and 75%;

•	for Mr. Boudreau: $411,000 and 65% (currently $500,000 and 70%); and

•	for Mr. Ignaczak: $289,000 and 50% (currently $450,000 and 75%).

Termination by Us for Cause or by Executive other than for Good Reason or Retirement.  If the executive’s employment is terminated before the employment period expires by us for “cause,” as defined in the agreement, or by him other than for “good reason” or “retirement,” as those terms are defined in the agreement, he is not entitled to receive any further payments or benefits that have not already been paid or provided, including any unvested portion of the option grant or restricted stock awards. However, he is entitled to the following “accrued rights”:

•	all previously earned and accrued but unpaid base salary;

•	reimbursement for unreimbursed, properly incurred business expenses; and

•	any employee benefits to which he may entitled, including with respect to restricted stock, stock options and other equity awards or deferred compensation, subject to the terms and conditions of the applicable plan.

Termination by Us (other than for Cause or Disability) or for Good Reason.  If the executive’s employment is terminated by us other than for “cause” or “disability,” or by the executive for “good reason,” as those terms are defined in the agreement, the executive is entitled to receive:

•	the accrued rights referred to above;

•	any annual bonus earned for a prior completed year but unpaid as of termination, payable to the extent the corporate bonus pool is approved by the Compensation Committee;

•	subject to compliance with the restrictive covenants described below, a severance benefit equal to 18 months of his annual base salary plus 150% of a specified pro-rata portion of the executive’s bonus potential for the year based on the average percentage of the potential earned for the three prior years (with a maximum of 100% for each of these years); and

•	reimbursement for the cost of continuing medical insurance under COBRA for 18 months after termination of employment.

Termination due to Death, Disability or Retirement.  If the executive’s employment terminates on account of death, disability or retirement, as those terms are defined in the agreement, before the end of his employment period, he (or his estate) generally is entitled to receive:

•	the accrued rights referred to above; and

•	any annual bonus earned for a previously completed fiscal year but unpaid as of the termination date, payable to the extent the corporate bonus pool is approved by the Compensation Committee.

Post-Employment Restrictive Covenants.  Upon termination of employment, each executive is prohibited from:

•	soliciting certain clients or prospective clients for a period of two years after termination;

•	soliciting or hiring any of our employees for a period of two years after termination;

•	soliciting or encouraging not to work for us any consultant then under contract with us for a period of two years;

•	competing with us for a period of eighteen months after termination; or

•	disclosing certain confidential information or disparaging our company.

Excise Tax Gross-Up Payment.  If any benefit to be paid would result in the executive’s liability for the payment of an excise tax under Section 4999 of the Internal Revenue Code or any similar state or local tax, we will make a “gross-up” payment to the executive to fully offset the excise tax provided the aggregate present value of the amount of the benefit is equal to or exceeds 125% of the maximum total payment which could be made to the executive without triggering the excise tax. If the aggregate present value of the amount of the benefit exceeds such maximum amount, but is less than 125% of such maximum amount, then we may reduce the amount of the benefit so that no portion of the benefit is subject to the excise tax, and no gross-up payment would be made.

Estimated Benefits.  The tables below reflect the amount of incremental compensation which would be paid to each of Messrs. Boudreau, Lowenberg, Ignaczak and Stiften upon the termination of his employment or upon a change in control. These amounts assume that such termination or change in control was effective as of December 31, 2007, and that the price of our common stock upon which certain of the calculations are made was the closing price of $73.00 per share on that date. Accordingly, the computation of these amounts requires the company to make certain estimates which are further described in the description of the employment agreements above or in the accompanying footnotes. Some of these amounts are payable pursuant to the terms of the employment agreements while others arise from the terms of the applicable grant and/or benefit plan. Those amounts payable pursuant to the employment agreements generally require the executive to sign a general release and to comply with certain contractual terms including those related to noncompetition, nonsolicitation and non-disparagement.

Because the incremental amount of payments to be made depend on several factors, the actual amounts to be paid out upon termination of employment or a change in control can only be determined at the time of the event. The tables do not include the nonqualified deferred compensation that would be paid, which is set forth in the “Nonqualified Deferred Compensation Table” above, except to the extent an individual is entitled to an additional benefit as a result of the termination. The estimated payments upon termination and change in control are as follows:

EDWARD STIFTEN

				Good Reason or					Change in Control(1)
Executive Benefits and				Involuntary Not					With Offer of		Without Offer of
Payments Upon	Voluntary			for Cause		For Cause	Death or		Comparable		Comparable
Termination	Termination	Retirement		Termination		Termination	Disability		Employment		Employment

Compensation:
Severance Benefit	$0	$0		$1,120,419	(2)	$0	$0		$0		$1,120,419	(2)(3)
Accrued but Unpaid Annual Bonus	0	0		0		0	0		0		0
Long-term Incentives
Performance Shares	0	0	(4)	821,119	(5)	0	821,119	(5)	1,663,524	(6)	1,663,524	(6)
Stock Options/SSARs
Unvested & Accelerated	0	0	(4)	0		0	4,894,789		4,894,789		4,894,789
Restricted Stock
Unvested & Accelerated	0	0	(4)	0		0	1,523,601		1,613,227	(7)	3,226,454
Deferred Compensation
Unvested & Accelerated	0	100,731		0		0	0		0		0
Benefits:
Post-termination Health Care	0	0		23,186	(9)	0	0		0		23,186	(9)
Accrued Vacation/PTO	59,904	59,904		59,904		0	59,904		59,904	(10)	59,904	(11)
280G Tax Gross-up	0	0		0		0	0		0		2,010,700
Total:	$59,904	$160,635		$2,024,629		$0	$7,299,413		$8,231,444		$12,998,977

DAVID LOWENBERG

				Good Reason or					Change in Control(1)
Executive Benefits and				Involuntary Not					With Offer of		Without Offer of
Payments Upon	Voluntary			for Cause		For Cause	Death or		Comparable		Comparable
Termination	Termination	Retirement		Termination		Termination	Disability		Employment		Employment

Compensation:
Severance Benefit	$0	$0		$1,114,000	(2)	$0	$0		$0		$1,114,000	(2)(3)
Accrued but Unpaid Annual Bonus	0	0		0		0	0		0		0
Long-term Incentives
Performance Shares	0	0	(6)	861,995	(5)	0	861,995	(5)	1,751,854	(6)	1,751,854	(6)
Stock Options/SSARs
Unvested & Accelerated	0	0	(4)	0		0	4,076,286		4,076,286		4,076,286
Restricted Stock
Unvested & Accelerated	0	0	(4)	0		0	873,567		828,915	(7)	1,657,830
Deferred Compensation
Unvested & Accelerated	0	0	(8)	0		0	0	(8)	0		0
Benefits:
Post-termination Health Care	0	0		23,186	(9)	0	0		0		23,186	(9)
Accrued Vacation/PTO	66,769	66,769		66,769		0	66,769		66,769	(10)	66,769	(11)
280G Tax Gross-up	0	0		0		0	0		0		0
Total:	$66,769	$66,769		$2,065,950		$0	$5,878,617		$6,723,824		$8,689,925

THOMAS BOUDREAU

				Good Reason or					Change in Control(1)
Executive Benefits and				Involuntary Not					With Offer of		Without Offer of
Payments Upon	Voluntary			for Cause		For Cause	Death or		Comparable		Comparable
Termination	Termination	Retirement		Termination		Termination	Disability		Employment		Employment

Compensation:
Severance Benefit	$0	$0		$1,104,468	(2)	$0	$0		$0		$1,104,468	(2)(3)
Accrued but Unpaid Annual Bonus	0	0		0		0	0		0		0
Long-term Incentives
Performance Shares	0	0	(4)	563,601	(5)	0	563,601	(5)	1,183,746	(6)	1,183,746	(6)
Stock Options/SSARs
Unvested & Accelerated	0	0	(4)	0		0	2,945,392		2,945,392		2,945,392
Restricted Stock
Unvested & Accelerated	0	0	(4)	0		0	588,487		546,770	(7)	1,093,540
Deferred Compensation
Unvested & Accelerated	0	0	(8)	0		0	0	(8)	0		0
Benefits:
Post-termination Health Care	0	0		23,186	(9)	0	0		0		23,186	(9)
Accrued Vacation/PTO	43,063	43,063		43,063		0	43,063		43,063	(10)	43,063	(11)
280G Tax Gross-up	0	0		0		0	0		0		0
Total:	$43,063	$43,063		$1,734,347		$0	$4,140,544		$4,718,972		$6,392,425

EDWARD IGNACZAK

				Good Reason or					Change in Control(1)
Executive Benefits and				Involuntary Not					With Offer of		Without Offer of
Payments Upon	Voluntary			for Cause		For Cause	Death or		Comparable		Comparable
Termination	Termination	Retirement		Termination		Termination	Disability		Employment		Employment

Compensation:
Severance Benefit	$0	$0		$824,720	(2)	$0	$0		$0		$824,720	(2)(3)
Accrued but Unpaid Annual Bonus	0	0		0		0	0		0		0
Long-term Incentives
Performance Shares	0	0	(4)	323,114	(5)	0	323,114	(5)	687,076	(6)	687,076	(6)
Stock Options/SSARs
Unvested & Accelerated	0	0	(4)	0		0	1,863,533		1,863,533		1,863,533
Restricted Stock
Unvested & Accelerated	0	0	(4)	0		0	341,606		532,097	(7)	1,064,194
Deferred Compensation
Unvested & Accelerated	0	75,296		0		0	75,296		0		0
Benefits:
Post-termination Health Care	0	0		23,186	(9)	0	0		0		23,186	(9)
Accrued Vacation/PTO	37,642	37,642		37,642		0	37,642		37,642	(10)	37,642	(11)
280G Tax Gross-up	0	0		0		0	0		0		0
Total:	$37,642	$112,938		$1,208,662		$0	$2,641,192		$3,120,348		$4,500,351

(1)	See footnote 1 to the estimated benefit chart for Mr. Paz on page 33 for a general description of the definitions of “change in control” and “comparable employment” under the 2000 LTIP. The definitions of change in control and comparable employment appear in Section 2 of the 2000 LTIP, which should be reviewed for a complete statement of its terms.

(2)	Severance Benefit under the executive’s employment agreement, equal to (a) 150% of base salary, plus (b) 150% of specified portion of the executive’s bonus potential for the year based on the average percentage of the potential earned for the three prior years, prorated for the portion of the calendar year completed prior to termination. The Severance Benefit is payable in 18 substantially equal monthly installments beginning the first full month after termination; provided that if the executive is determined to be a specified employee in accordance with Section 409A of the Internal Revenue Code, then the payment such benefit shall be delayed six months to the extent required under Section 409A.

(3)	Assumes termination of employment agreement concurrent with change in control, either by us without cause or by the executive for good reason.

(4)	The executive had not reached the eligible retirement age as of December 31, 2007 for retirement under either his employment agreement or the 2000 LTIP. If he were eligible for retirement, the payments would be similar to those for death or disability.

(5)	Pro rated based on assumed award of the targeted number of shares following end of relevant performance periods. Payable in shares of our common stock following the end of such periods. This amount is based on involuntary not for cause termination; the amount would be $0 for a good reason termination.

(6)	Payable in cash following change in control. Performance shares would be terminated.

(7)	This amount assumes the offer of comparable employment is accepted; however, if offer of comparable employment is not accepted then the amount is $0.

(8)	Mr. Boudreau and Mr. Lowenberg became fully-vested in all of our contributions to the EDCP prior to December 31, 2007 when each satisfied the requirements for retirement under the EDCP based upon his attainment of age 55 together with more than 10 years of service to our company.

(9)	Reimbursement for cost of continuing health insurance under COBRA for 18 months after termination. Amounts calculated based on the current monthly cost for COBRA for the highest cost options under our current health plans.

(10)	Payable if the comparable offer is not accepted and employment is terminated.

(11)	Assumes termination of employment agreement concurrent with change in control, either by us without cause or by executive for good reason.

New Employment Agreement with Mr. Paz

On April 1, 2008, we entered into the 2008 agreement with Mr. Paz. The terms of the 2008 agreement are substantially identical to the terms of the agreements with our other executives, as described in “Employment Agreements with Other Named Executive Officers” beginning on page 34, except as follows:

•	the term of the 2008 agreement runs from April 1, 2008 through March 31, 2011 without renewal other than through the mutual agreement of the parties;

•	Mr. Paz’s initial base salary and minimum bonus target under the 2008 agreement are $950,000 and 130%, respectively; and

•	for any termination by us (other than for cause or disability) or by Mr. Paz for good reason which, in either instance, occurs within one year following a change in control, Mr. Paz would be entitled to

•	all previously earned and accrued but unpaid base salary;

•	reimbursement for unreimbursed, properly incurred business expenses;

•	any employee benefits to which he may entitled, including with respect to restricted stock, stock options and other equity awards or deferred compensation, subject to the terms and conditions of the applicable plan;

•	any annual bonus earned for a prior completed year but unpaid as of termination, payable to the extent the corporate bonus pool is approved by the Compensation Committee;

•	subject to compliance with the restrictive covenants described above, a severance benefit equal to 18 months of his annual base salary plus 150% of the executive’s bonus potential for the year (without pro-ration) based on the average percentage of the potential earned for the three prior years (with no maximum for each of these years); and

•	reimbursement for the cost of continuing medical insurance under COBRA for 18 months after termination of employment.

VOTING SECURITIES

On the Record Date there were approximately 253,000,000 outstanding shares of our common stock. Unless otherwise provided, all references to shares of our common stock in this proxy statement have been adjusted to reflect all of our previous stock splits, including the three separate two-for-one stock splits effective June 22, 2007, June 24, 2005 and June 22, 2001, each of which was effected in the form of a stock dividend of one share for each outstanding share to holders of record.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains certain information regarding the beneficial ownership of our common stock as of March 1, 2008 (unless otherwise noted) by (i) each person known by us to own beneficially more than five percent of the outstanding shares of our common stock, (ii) each of our directors and nominees, (iii) each of our current or former executive officers named in the Summary Compensation Table on page 24, and (iv) all of our current executive officers and directors as a group. The table includes shares that may be acquired on March 1, 2008, or within 60 days of March 1, 2008, upon the exercise of stock options by employees or outside directors. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns.

	Shares Beneficially Owned
Name and Address	Number	Percent of Class(1)

George Paz(2)	1,025,372	*
Gary G. Benanav(3)	69,564	*
Frank J. Borelli(4)	233,212	*
Maura C. Breen(5)	6,332	*
Nicholas J. LaHowchic(6)	7,208	*
Thomas P. Mac Mahon(7)	46,332	*
Woodrow A. Myers(8)	10,930	*
John O. Parker, Jr.(9)	22,332	*
Samuel K. Skinner(10)	6,332	*
Seymour Sternberg(11)	42,780	*
Barrett A. Toan(12)	502,733	*
Howard L. Waltman(13)	178,332	*
David A. Lowenberg(14)	295,361	*
Thomas M. Boudreau(15)	186,390	*
Edward Stiften(16)	322,798	*
Edward Ignaczak(17)	76,217	*
Directors and Executive Officers as a Group (20 persons)(18)	3,329,348	1.32%
New York Life Insurance Company; NYLIFE, LLC(19)	40,000,000	15.82%

*	Indicates less than 1%

(1)	Percentages based on 252,899,230 shares of common stock issued and outstanding on March 1, 2008.

(2)	Consists of options for 607,084 shares and 160,257 SSARs granted under our 2000 Long Term Incentive Plan, or the “2000 LTIP” and our Amended and Restated 1992 and 1994 Stock Option Plans, which we refer to collectively as, the “Employee Stock Option Plans”, 167,349 shares owned by Mr. Paz, 60,950 restricted shares awarded under the 2000 LTIP, and 29,732 phantom shares representing fully-vested investments in the “Company Stock Fund” under our Executive Deferred Compensation Plan, or the “EDCP”. Excluded are 1,595 phantom shares representing unvested investments in the Company Stock Fund under the EDCP.

(3)	Consists of options for 55,232 shares and 3,124 SSARs granted under the 2000 LTIP, 2,588 restricted shares awarded under the 2000 LTIP, and 8,620 shares owned by a trust established by Mr. Benanav.

(4)	Consists of options for 224,000 shares and 3,124 SSARs granted under the 2000 LTIP, 2,588 restricted shares awarded under the 2000 LTIP, and 3,500 shares held in trusts for family members.

(5)	Consists of 3,124 SSARs granted under the 2000 LTIP, and 2,588 restricted shares awarded under the 2000 LTIP and 620 shares owned by Ms. Breen.

(6)	Consists of 4,620 shares owned by Mr. LaHowchic and 2,588 restricted shares awarded under the 2000 LTIP.

(7)	Consists of options for 40,000 shares and 3,124 SSARs granted under the 2000 LTIP, and 2,588 restricted shares awarded under the 2000 LTIP, and 620 shares owned by Mr. Mac Mahon.

(8)	Consists of 8,800 shares owned by Dr. Myers and 2,130 restricted shares awarded under the 2000 LTIP.

(9)	Consists of options for 16,000 shares and 3,124 SSARs granted under the 2000 LTIP, and 2,588 restricted shares awarded under the 2000 LTIP, and 620 shares owned by Mr. Parker.

(10)	Consists of and 3,124 SSARs granted under the 2000 LTIP, 2,588 restricted shares awarded under the 2000 LTIP, and 620 shares owned by Mr. Skinner.

(11)	Consists of options for 23,232 shares and 3,124 SSARs granted under the 2000 LTIP, 2,588 restricted shares awarded under the 2000 LTIP, and 13,836 shares owned by Mr. Sternberg, but excludes 760 shares held by Mr. Sternberg’s son as to which shares Mr. Sternberg disclaims beneficial ownership.

(12)	Consists of options for 291,200 shares and 3,124 SSARs granted under the Employee Stock Option Plans, 2,588 restricted shares awarded under the 2000 LTIP, 159,268 shares owned by Mr. Toan, and 46,553 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP.

(13)	Consists of options for 40,000 shares and 3,124 SSARs granted under the 2000 LTIP, 2,588 restricted shares awarded under the 2000 LTIP, and 132,620 shares owned by Mr. Waltman.

(14)	Consists of options for 15,132 shares and 59,613 SSARs granted under the Employee Stock Option Plans, 14,941 restricted shares awarded under the 2000 LTIP, 175,030 shares owned by Mr. Lowenberg, and 30,645 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 1,650 shares held by Mr. Lowenberg’s minor children, as to which Mr. Lowenberg disclaims beneficial ownership.

(15)	Consists of options for 38,432 shares and 38,974 SSARs granted under the Employee Stock Option Plans, 15,623 restricted shares awarded under the 2000 LTIP, 70,015 shares owned by Mr. Boudreau, and 23,346 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 650 shares held by Mr. Boudreau’s spouse, as to which Mr. Boudreau disclaims beneficial ownership.

(16)	Consists of options for 187,238 shares and 56,789 SSARs granted under the 2000 LTIP, 28,246 restricted shares awarded under the 2000 LTIP, and 50,106 shares owned by Mr. Stiften and 419 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 714 phantom shares representing unvested investments in the Company Stock Fund under the EDCP.

(17)	Consists of options for 10,050 shares and 22,344 SSARs granted under the 2000 LTIP, 17,023 restricted shares awarded under the 2000 LTIP, 25,571 shares owned by Mr. Ignaczak, and 1,229 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 647 phantom shares representing unvested investments in the Company Stock Fund under the EDCP.

(18)	Consists of options for 1,690,552 shares and 438,657 SSARs granted under the Outside Directors Plan and the Employee Stock Option Plans, 859,395 shares owned by directors and officers as a group, 207,674 restricted shares awarded under the 2000 LTIP, and 133,070 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 4,318 phantom shares representing unvested investments in the Company Stock Fund under the EDCP.

(19)	The information with respect to the beneficial ownership of these shares as of December 31, 2007 has been obtained from a copy of an Amendment No. 8 to Schedule 13G filed February 13, 2008. Such filing reports that the beneficial owner, New York Life Insurance Company, or “New York Life” shares voting power with respect to all of the shares reported, but has sole dispositive power as to all of the shares reported, and that NYLIFE, LLC, or “NYLife”, a subsidiary of New York Life, owns 18,000,000 of such shares. In August 2001, NYLife entered into a ten-year forward sale contract with respect to 18,000,000 of the shares of common stock, and, in April 2003 New York Life entered into a five-year forward sale contract , which matures on April 28, 2008, with respect to 22,000,000 of the shares of common stock. Absent the occurrence of certain accelerating events, New York Life or NYLife, as applicable, retains the right to vote the shares subject to such forward sale contracts, but is subject to restrictions on the transfer of such shares. The address for New York Life and NYLife is 51 Madison Avenue, New York, NY 10010. Mr. Sternberg, one of our directors, is also a director and holds various executive positions with New York Life, as described herein, and Mr. Benanav, one of our directors, was also a director and held various executive positions with New York Life, as described herein, prior to his retirement from New York Life in March 2005. Mr. Sternberg and Mr. Benanav have both disclaimed beneficial ownership of the shares owned by New York Life or its subsidiaries.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2007 relating to our equity compensation plans under which equity securities are authorized for issuance:

					Number of securities
					remaining available for
			Weighted-average		future issuance under
	Number of securities to be		exercise price of		equity compensation
	issued upon exercise of		outstanding		plans (excluding
	outstanding options,		options, warrants,		securities reflected
	warrants and rights		rights		in column (a))
Plan Category	(a)		(b)		(c)

Equity Compensation Plans approved by security holders	8,547,740	(1)	$27.22	(2)	15,113,699	(3)
Equity Compensation Plans not approved by security holders	0		—		0

Total	8,547,740	(1)	$27.22	(2)	15,113,699	(3)

(1)	Includes shares which were issued under our Employee Stock Purchase Plan for the month of January 2008. Does not include restricted stock or performance shares awarded since December 31, 2007.

(2)	Shares allocated to the EDCP and shares which were issued for the month of January 2008 under our Employee Stock Purchase Plan are not included in the weighted average computation.

(3)	The number of shares available for distribution under the 2000 LTIP is increased by any shares made available as a result of forfeitures of awards made under the 2000 LTIP, or any of our Amended and Restated 1992 Stock Option Plan, Amended and Restated 1994 Stock Option Plan or Amended and Restated 1992 Stock Option Plan for Outside Directors. Includes 11,934,975 shares remaining available for future issuance under the 2000 LTIP. The 2000 LTIP provides for the issuance of restricted stock awards and a portion of these remaining shares will likely be issued as restricted stock awards. Does not include the 1,500,000 million additional shares that would be authorized for issuance under the Employee Stock Purchase Plan following stockholder approval and ratification of such increase in the number of shares at the meeting. See “III. Approve and Ratify an Increase in the Number of Shares of the Company’s Common Stock Authorized for Issuance Under the Express Scripts, Inc. Employee Stock Purchase Plan from 2,000,000 Shares to 3,500,000 Shares” for further information regarding this proposal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Express Scripts, Inc. is composed of four directors who, in the judgment of our board of directors, meet the independence requirements of the Nasdaq Global Select Market. Since 1992 the Audit Committee has operated under a Charter adopted by our board of directors. The Charter, as amended, is available through the “Investor Information” section of our website at www.express-scripts.com. The primary function of the Audit Committee is to assist our board of directors in its oversight of the integrity of our company’s financial reporting processes and system of internal controls with respect to finance and accounting. Management is responsible for our financial statements and overall reporting process, including the system of internal controls. The independent registered public accountants are responsible for conducting annual audits and quarterly reviews of our financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The Audit Committee submits the following report pursuant to the Securities and Exchange Commission rules:

•	The Audit Committee has reviewed and discussed with management and with PricewaterhouseCoopers LLP, or “PwC”, our company’s independent registered public accountants, the audited consolidated financial statements of our company for the year ended December 31, 2007 (the “Financial Statements”).

•	PwC has advised the management of our company and the Audit Committee that it has discussed with them all the matters required to be discussed by Statement of Accounting Standards 114, as modified, as adopted by the Public Company Accounting Oversight Board, or “PCAOB”, in Rule 3200T, which include among other items, matters related to the conduct of the audit of the Financial Statements.

•	The Audit Committee has received from PwC the written disclosures and the letter required by Independent Standards Board Standard No. 1 (which relates to the auditor’s independence from our company and its related entities), as adopted by the PCAOB in Rule 3600T, and has discussed PwC’s independence with them.

•	Based upon the aforementioned review, discussions and representations of PwC, and the unqualified audit opinion presented by PwC on the Financial Statements, the Audit Committee recommended to the board of directors that the Financial Statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

Respectfully submitted,

Frank Borelli, Chairman
Maura C. Breen
Nicholas J. LaHowchic
John O. Parker, Jr.

The Report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, persons who beneficially own more than ten percent of a registered class of our equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (“SEC”) and Nasdaq, and to furnish the Company with copies of the forms. Based solely on our review of the forms we received or filed with the SEC, or written representations from reporting persons, we believe that all of our directors, executive officers and greater than ten percent beneficial owners complied with all such filing requirements during 2007. However, we have determined that Michael Holmes did not timely file a report with respect to the purchase of 4,000 shares (split-adjusted) of our stock on May 11, 2006, and that Thomas Boudreau did not timely file a report with respect to the sale of 150 shares of our stock by his spouse on January 2, 2008.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with New York Life

Stock Ownership.  New York Life currently owns 40,000,000 shares (or approximately 15.8%) of our outstanding common stock, based on Amended Statement of Ownership on Schedule 13G filed February 13, 2008.

In August 2001, New York Life and its subsidiary NYLIFE, LLC, or “NYLife” entered into a ten-year forward sale contract with an affiliate of Credit Suisse First Boston Corporation, or “CSFB”, with respect to 18,000,000 of its shares of our common stock, and, in April 2003, New York Life entered into a five-year forward sale contract with CSFB and one of CSFB’s affiliates with respect to 22,000,000 of its shares of our Common Stock. New York Life has reported that, absent the occurrence of certain accelerating events, it will retain the right to vote the shares under the forward sale contracts, or the “Forward Sale Shares”, during the term of each forward sale contract.

Stockholder and Registration Rights Agreement.  We are a party to a Stockholder and Registration Rights Agreement with New York Life. The rights agreement was originally entered into in connection with the November 2000 offering of a portion of the shares of our common stock then held by New York Life. The principal terms of this agreement are as follows:

Rights Regarding the Board of Directors.  The rights agreement originally provided New York Life with the right to designate for nomination two directors to our board of directors as long as the aggregate number of shares of our common stock held by New York Life and its non-investment subsidiaries exceeded certain minimum levels. As a result of a series of transactions involving the shares held by New York Life and its affiliates completed during 2003, New York Life’s nomination right was reduced to one, and, following certain transactions completed during 2006 New York Life’s nomination right was eliminated. Under the terms of the rights agreement, New York Life’s nomination right cannot be resurrected.

Registration Rights.  As long as New York Life and its non-investment subsidiaries, in the aggregate, beneficially hold more than 12,000,000 shares of our common stock, New York Life may request that we effect up to three registrations of all or part of such shares with the SEC. One of these registrations may be requested to be effected as a “shelf registration” (allowing registration prior to the actual offering), and two of these registrations may be requested to be effected as firm underwritten offerings under the Securities Act of 1933. We are not obligated to file a registration statement at the request of New York Life: (1) within a period of 90 days after the effective date of any other registration statement filed by us (other than a registration statement concerning employee benefit plans); or (2) while a registration statement relating to a shelf registration filed at the request of New York Life is effective under the Securities Act. In addition, so long as New York Life and its non-investment subsidiaries, in the aggregate, beneficially hold in excess of 12,000,000 shares of the common stock, if we propose to register shares of common stock for our account under the Securities Act (other than a registration concerning employee benefit plans), New York Life will have piggy-back rights with respect to such registration. The underwriters of any such offering have the right to limit the number of shares included by New York Life in any such registration if the managing underwriter indicates that, in its opinion, the number of shares to be included by New York Life would adversely affect the offering. We would bear the expenses of any registration described in this paragraph.

Voting of Common Stock.  New York Life and its subsidiaries have agreed to vote any shares of our common stock held by them in favor of the slate of nominees for the our Board of Directors recommended by us. However, this voting requirement does not apply to any of the Forward Sale Shares held by third parties and which New York Life would have to recall in order to vote, provided that (i) New York Life gives us notice indicating that such shares are being held by third parties, and (ii) we do not require New York Life to nonetheless recall such shares. We do not presently intend to call for the recall of such shares to be voted at the meeting.

Term.  The Stockholder and Registration Rights Agreement will terminate on the earlier of: (1) November 7, 2008 or (2) at such time as New York Life and its non-investment subsidiaries, in the aggregate, own less than 12,000,000 shares of our common stock.

Other Relationships and Transactions.  Pursuant to agreements with New York Life, we provide pharmacy benefit management services to employees and retirees of New York Life and certain New York Life health insurance policyholders. During 2007, we derived approximately $35 million, or 0.19% of our total revenues for 2007, from all services provided to New York Life.

Our 401(k) and deferred compensation plans are administered by affiliates of New York Life, which collected approximately $1.1 million for such services.

Transactions With Related Persons — Policies and Procedures

Our Corporate Governance Committee is responsible for reviewing and approving all material transactions with any related persons. This obligation is set forth in our Corporate Governance Committee’s Charter. A copy of the Corporate Governance Committee Charter is available in the Investor Information section of our website at www.express-scripts.com under the “Corporate Governance Documents”. (Information on our website does not constitute part of this registration statement).

To identify related person transactions, each year we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the officer or director or their family members have a material interest. We review related party transactions due to the potential for a conflict of interest. Our Code of Ethics and Corporate Code Business Conduct require all directors, officers and employees who may have a conflict of interest to promptly notify our General Counsel, Board, Compliance Committee or Chief Compliance Officer.

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. In addition, we are strictly prohibited from extending personal loans to, or guaranteeing the personal loans of, any director or officer. A copy of our Code of Ethics is available in the Investor Information section of our website at www.express-scripts.com. (Information on our website does not constitute part of this proxy statement).

II. PROPOSAL TO APPROVE AND RATIFY AN AMENDMENT TO
THE EXPRESS SCRIPTS, INC. AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF THE COMPANY’S COMMON STOCK FROM 650,000,000 SHARES TO 1,000,000,000 SHARES

The board of directors has unanimously adopted, and proposes that the stockholders approve and ratify, an amendment to Article 4 of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) which, if adopted, would increase the number of authorized shares of our common stock from 650,000,000 to 1,000,000,000 shares.

At March 31, 2008 there were approximately [253,000,000] authorized shares of the Company’s Common Stock outstanding. Of the remaining unissued shares, approximately [25,200,000] were reserved for issuance under the Company’s stock option, employee stock purchase and deferred compensation plans, leaving a balance of approximately 372,000,000 authorized, unissued and unreserved shares of common stock. Without the approval of additional shares, the Board would be unable to authorize a 3-for-1 stock split, or authorize a 2-for-1 stock split while retaining a sufficient number of unissued shares.

The board believes it is in the best interest of the Company to increase the number of authorized shares of our common stock in order to give us greater flexibility in considering and planning for future business needs. The shares of common stock will be available for issuance by the board of directors for various corporate purposes, including but not limited to, stock splits, stock dividends, grants under employee stock plans, financings, corporate mergers and acquisitions and other general corporate transactions. The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of common stock resulting from the proposed increase in authorized shares. However, the board may consider the issuance of additional shares in a stock split or a stock dividend in the future, dependent upon then-existing market conditions and other factors. Having this additional authorized common stock available for future use will allow the Company to issue additional shares without the expense and delay of arranging a special meeting of stockholders. The additional authorized shares would be available for issuance at the discretion of the Board and without further stockholder approval, except as may be required by law or the rules of The Nasdaq Stock Market.

The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire control of the Company, or of discouraging a third party from attempting to acquire control of the Company. Management of the Company is not currently aware of any plans on the part of a third party to attempt to effect a change of control of the Company, and the amendment has been proposed for the reasons discussed above and not for any possible anti-takeover effects it could have.

The proposed additional shares of common stock would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock presently outstanding.

Article 4 of the Certificate of Incorporation also authorizes the issuance of 5,000,000 shares of preferred stock, none of which are currently outstanding. The proposed amendment will not increase or otherwise affect the authorized preferred stock.

If the amendment to increase the number of authorized shares of common stock is approved, the first sentence of the first paragraph of Article 4 of the Certificate of Incorporation will be amended to read in its entirety as follows:

4. The total number of shares of stock which the Corporation has authority to issue is 1,005,000,000 shares, of which (i) 5,000,000 shares are preferred stock, par value $0.01 per share (the “Preferred Stock”), and (ii) 1,000,000,000 shares are common stock, par value $0.01 per share.

If the proposed amendment is approved, we will file an amendment to the Certificate of Incorporation as soon as practicable after the meeting.

Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Meeting. Accordingly, abstentions and non-votes will have the effect of votes against this proposal.

The board of directors unanimously recommends a vote FOR the approval and ratification of the proposed amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 650,000,000 shares to 1,000,000,000 shares.

III.  PROPOSAL TO APPROVE AND RATIFY AN INCREASE IN THE NUMBER OF SHARES OF
THE COMPANY’S COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE
EXPRESS SCRIPTS, INC. EMPLOYEE STOCK PURCHASE PLAN
FROM 2,000,000 SHARES TO 3,500,000 SHARES

We are asking the Company’s stockholders to approve and ratify an amendment to the Express Scripts, Inc. Employee Stock Purchase Plan (the “ESPP”) which increases the maximum number of shares of common stock authorized for issuance under the ESPP from 2,000,000 to 3,500,000. The ESPP was originally adopted by the Company’s Board of Directors on November 24, 1998 and approved by our stockholders on May 26, 1999. The ESPP has since been amended by the board or its Compensation and Development Committee, which we refer to as the Committee, most recently on February 20, 2008. The most recent amendment included an increase in the number of shares of our common stock issuable under the plan from 2,000,000 to 3,500,000, subject to stockholder approval. If stockholder approval is not obtained, no shares may be issued beyond the 2,000,000 previously authorized, and such increase will become void and of no force and effect.

Currently, 2,000,000 shares of the Company’s common stock are authorized for issuance under the ESPP, after taking into account stock splits. Of these shares, [1,850,000] shares have previously been purchased and [150,000] shares remain available for purchase in the current and future offering periods under the ESPP. The amended and restated ESPP you are being asked to approve will increase the maximum number of shares of common stock authorized for issuance under the ESPP by 1,500,000, to 3,500,000 shares. These additional shares may be newly issued by the Company or may be purchased in the open market or from private sources.

Based on historical activity within the ESPP by our employees, all, or nearly all, of the remaining shares will likely be utilized within the next twelve months. Increasing the number of shares authorized for issuance under the ESPP is necessary to allow us to continue to offer participation in the ESPP to our employees beyond that time. The board believes that the ESPP is an important benefit to our eligible employees, and that it provides added incentive to them through stock ownership in our Company.

Summary Description of the ESPP

The essential features of the ESPP are summarized below. This summary does not purport to be a complete description of all the provisions of the ESPP and is subject to and qualified in its entirety by reference to the complete text of the amended and restated ESPP, which is set forth as Exhibit A to this proxy statement.

General.  The purpose of the ESPP is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions during the offering periods under the ESPP. The ESPP is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration.  The board has designated the Committee to be responsible for the administration of the ESPP. In connection with this responsibility, the Committee has the authority to:

•	adopt, amend, and rescind any rules deemed desirable and appropriate for the administration of the ESPP and not inconsistent with the ESPP;

•	construe and interpret the ESPP; and

•	make all other determinations necessary or advisable for the administration of the ESPP.

The board may amend or terminate the ESPP at any time in accordance with the terms of the ESPP. However, stockholder approval is required for any amendment that increases the maximum number of shares issuable under the ESPP or if such approval is otherwise necessary under any applicable law or regulation.

Eligibility and Participation.  Employees, other than senior executives of the Company (as determined by the Committee), who are customarily employed by the Company or a designated subsidiary of the Company at least 20 hours per week and more than five months per year and who have been continuously employed by the Company or a designated subsidiary for at least 31 days are eligible to participate in the ESPP. As of March 31, 2008, approximately 11,000 employees are eligible to participate in the ESPP. None of the Company’s Named Executive Officers are eligible to participate in the ESPP.

Enrollment; Offering Periods; Payroll Deductions.  Participating employees may enroll in the ESPP through such procedures as the Company may provide from time to time, which may include enrollment through the plan recordkeeper, which may be a third-party vendor selected by the Company to administer the ESPP. Upon enrolling in the ESPP, each participating employee is deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm, which will serve as the custodial agent for the purpose of holding shares purchased by a participating employee under the ESPP.

The ESPP consists of a series of “Offering Periods”, or one-month periods commencing on the first day of each month. These Offering Periods are grouped into quarterly participation periods which commence on January 1, April 1, July 1 and October 1 of each year, or at such other time or times as may be determined by the board.

Participating employees may elect to have payroll deductions of between one percent (1%) and ten percent (10%) of their compensation credited to the participating employee’s brokerage account each pay period during a participation period. For the purposes of the ESPP, compensation includes all regular straight time gross earnings, overtime earnings, bonuses and commissions, without any reductions for contributions to the Company’s 401(k) plan. A participating employee may increase or decrease payroll deductions at any time through such procedures as may be provided by the Company from time to time or through the plan recordkeeper, although such changes will not be effective until the pay period following the changes. The board or the Committee, may limit the number of participation rate changes during any participation period or Offering Period and may, in its discretion, require up to five business days prior written notice. A participating employee may not make any additional payments into his or her brokerage account and there are limits placed on a participating employee’s ability to make contributions to the ESPP that might jeopardize the ESPP’s status as an “Employee Stock Purchase Plan” under Section 423 of the Code.

Purchase Price; Vesting of Options.  On the first business day of each Offering Period, each participating employee is deemed to have been granted an option to purchase shares of common stock at the end of the Offering Period. The purchase price is equal to 95% of the closing sale price of the common stock as traded on the Nasdaq Global Select Market on the last day of the Offering Period, or if common stock is not traded on such date, the trading day immediately preceding the last day of the Offering Period. The closing sale price of a share of common stock on March 31, 2008, as reported by the Nasdaq Global Select Market, was $64.32. Options granted during an Offering Period will vest on the last day of the Offering Period and, unless a participating employee withdraws from the ESPP, his or her option for the purchase of shares will be exercised automatically upon vesting. A participating employee shall have no interest or voting rights in common stock covered by his or her option until such options have been exercised.

Upon exercise, the maximum number of whole shares subject to such option are purchased at the applicable purchase price with the accumulated contributions in each participating employee’s brokerage account, subject to the limitations in the ESPP. As promptly as practicable following the last day of each Offering Period, the Company arranges for the delivery of the shares purchased by the participating employee upon exercise into the participating employee’s brokerage account. Any cash remaining in the participating employee’s brokerage account, other than amounts representing fractional shares, is returned to the participating employee as soon as practicable. Amounts representing fractional shares will be carried forward for use in subsequent purchases. All participating employees must hold shares purchased under the ESPP for at least six months, unless the Board or the Committee otherwise determines. Subject to the limitations of the ESPP and Section 423(b)(8) of the Code, all cash dividends, if any, paid with respect to shares of common stock purchased under the ESPP and held in the participating employee’s brokerage account are automatically invested in shares of common stock purchased at 100% of fair market value on the last day of the Offering Period.

No participating employee may purchase more than 333 shares during any Offering Period. Furthermore, a participating employee may not be granted an option during an Offering Period if, as a result, the participating employee would own stock and/or hold outstanding options to purchase stock representing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company, or such option would permit his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such stock determined at the time such option is granted, for each calendar year in which such option is outstanding at any time.

Withdrawal; Termination of Employment.  A participating employee may withdraw from participation in the ESPP at any time up to the fifth business day prior to the last day of an Offering Period through such procedures as the Company may provide from time to time including through the plan recordkeeper. In the event of such withdrawal from the ESPP, the participating employee may not make any further contributions during the participation period in which the participating employee withdrew and, if the participating employee requests, all of the participating employee’s prior contributions which were credited to his or her account and have not been used to purchase shares of common stock will be paid to him or her as soon as practicable after the end of the Offering Period. Otherwise, such contributions will be used to purchase shares of common stock under the ESPP on the last day of the Offering Period. The participating employee may re-enroll in the ESPP the next participation period.

In the event a participating employee ceases to be an employee of the Company prior to the last day of an Offering Period for any other reason, including death or retirement, the contributions credited to his or her account and not yet applied to the purchase of common stock, will be applied to the purchase of common stock under the ESPP on the last day of the Offering Period.

Transfer Restrictions.  A participating employee cannot assign, transfer, pledge or otherwise dispose of, any contributions credited to his or her account or any rights with regard to the participating employee’s exercise of the option under the ESPP.

Adjustments.  Subject to any required stockholder approval, the board or Committee is authorized to adjust the number of shares of common stock reserved for issuance under the ESPP, as well as the price per share of common stock covered by each option under the ESPP which has not been exercised, in connection with any stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any similar changes in the Company’s capitalization.

Corporate Events.  In the event of a proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such event, unless the board otherwise provides. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company into another corporation, each option under the ESPP shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the board determines, in its sole discretion, to shorten the Offering Period by setting a new date upon which a participating employee’s option will be exercised.

Federal Income Tax Consequences.  As previously noted, the ESPP is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The following discussion summarizes the material federal income tax consequences to the Company and the participating employees in connection with the ESPP under existing applicable provisions of the tax laws, regulations and rulings. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this proxy statement and is, therefore, subject to possible future changes in the law, regulations and rulings. The discussion does not address the consequences of state, local or foreign tax laws.

A participating employee is not taxed at the time of the grant of his or her option, which we refer to in this discussion as a stock purchase right. The employee is not taxed when shares are purchased under the ESPP, even though they are purchased at 95% of the market price on the purchase date.

If shares are sold or otherwise disposed of after the expiration of two years or more from the first day of the Offering Period in which such shares were purchased under the ESPP (the “Grant Date”) and one year or more from the purchase date, or in the event of the participant’s death prior to disposing of shares purchased under the ESPP, the employee (or the employee’s estate in the event of death) is required to recognize ordinary income equal to the lesser of: (i) the excess of the fair market value of the common stock on the date of grant of the stock purchase right over the exercise price of the stock purchase right, determined calculating the discount as of the Grant Date, and (ii) the excess of the amount realized on the disposition of the stock over the exercise price of the stock purchase right. Any additional gain or loss recognized on the disposition of the stock is treated as long-term capital gain or loss, as applicable. Shares sold or otherwise disposed of, including by way of gifts, before the expiration of two years from Grant Date or one year or more from the purchase date are considered disqualifying dispositions. If the employee disposes of shares prior to the expiration of two years from the Grant Date or prior to the expiration of one year from the purchase date (A) the difference between the price paid by the employee and the fair market value of the shares at the date of purchase is taxable as ordinary income, and (B) the difference between the amount received by the employee upon disposition of the shares and the fair market value of the shares at the date of purchase is treated as a capital gain or loss (long-term capital gain or loss if the shares have been held more than one year).

The amount that a participant elects to have deducted from his or her compensation for the purchase of Common Stock under the ESPP constitutes taxable wages and is subject to withholding. The Company will require any affected employee to make arrangements to satisfy any withholding obligation.

The Company is not subject to any tax consequences due to the offering of Common Stock under the ESPP. Moreover, in general, the Company is not subject to any tax consequences due to the purchase or the sale of Common Stock acquired under the ESPP. However, the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Participation in and amount of payroll deductions under the ESPP are at the election of the eligible employee. Accordingly, the dollar value and number of shares that may be granted are not determinable.

The board of directors unanimously recommends a vote FOR the approval and ratification of an increase in the number of shares of the company’s common stock authorized for issuance under the Express Scripts, Inc. Employee Stock Purchase Plan from 2,000,000 shares to 3,500,000 shares.

IV.  RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP served as our independent registered public accountants for the year ended December 31, 2007. The Audit Committee of the board of directors has appointed PricewaterhouseCoopers LLP to act in that capacity for the year ending December 31, 2008. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.

Although we are not required to submit this appointment to a vote of the stockholders, the Audit Committee continues to believe it appropriate as a matter of policy to request that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as principal independent registered public accountants. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain PricewaterhouseCoopers LLP or appoint another auditor. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

Principal Accountant Fees

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended December 31, 2006 and December 31, 2007, as well as fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods:

	2006	2007

Audit fees(1)	$2,448,226	$1,448,893
Audit-related fees(2)	—	22,095
Tax fees	—	—
All other fees(3)	1,500	1,500

Total Fees	$2,449,726	$1,472,488

(1)	Audit fees are fees paid for professional services rendered for the audit of our annual consolidated financial statements, for reviews of our interim consolidated financial statements, and for the audit of internal controls over financial reporting. Audit fees also include fees for work generally only the independent auditor can be expected to provide such as services associated with documents filed with the SEC and with assistance in responding to SEC comment letters, as well as reports on internal control reviews required by regulators.

(2)	Audit-related fees are fees paid for assurance and related services performed by our independent registered public accountant including due diligence services related to contemplated mergers and acquisitions, internal control reviews not required by regulators, and employee benefit plan audits.

(3)	All other fees includes any fees earned for services rendered by PricewaterhouseCoopers LLP during 2006 and 2007 which are not included in any of the above categories. The other fees for 2006 and 2007 consist of licensing fees paid by us with respect to certain accounting research software.

Policy Regarding Pre-Approval of Services Provided by the Independent Registered Public Accountants

The Audit Committee Charter requires the committee’s pre-approval of all services, both audit and permitted non-audit, to be performed for the Company by the independent auditors. In determining whether proposed services are permissible, the Audit Committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, the Audit Committee may (i) consult with management as part of the decision-making process, but may not delegate this authority to management, and (ii) delegate, from time to time, its authority to pre-approve such services to one or more committee members, provided that any such approvals are presented to the full committee at the next scheduled Audit Committee meeting.

The board of directors unanimously recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2008.

STOCKHOLDER PROPOSALS

In accordance with our bylaws, a stockholder who, at any annual meeting of our stockholders, intends to nominate a person for election as director or present a proposal must so notify our Corporate Secretary, in writing, describing such nominee(s) or proposal and providing information concerning such stockholder and the reasons for and interest of such stockholder in the proposal. Generally, to be timely, such notice must be received by our Corporate Secretary not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting, provided that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or in the event of a special meeting of stockholders called to elect directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. For our annual meeting to be held in 2009, any such notice must be received by us at our principal executive offices between January 28, 2009 and February 27, 2009 to be considered timely for purposes of the 2009 annual meeting. Any person interested in offering such a nomination or proposal should request a copy of the relevant bylaw provisions from our Corporate Secretary. These time periods also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet to have a proposal included in our proxy statement.

Stockholder proposals intended to be presented at the 2009 annual meeting must be received by us at our principal executive office no later than December [          ], 2008, in order to be eligible for inclusion in our proxy statement and proxy relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

OTHER MATTERS

Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Express Scripts, Inc., Attention: Investor Relations, One Express Way, Saint Louis, Missouri 63121, and we will promptly deliver these documents to you following our receipt of such request.

SOLICITATION OF PROXIES

We will bear the cost of the solicitation of proxies for the meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefore will be reimbursed by us. Solicitation will be made by mail and also may be made personally or by telephone, facsimile or other means by our officers, directors and employees, without special compensation for such activities. We have also hired MacKenzie Partners, Inc. to assist in the solicitation of proxies. MacKenzie will receive a fee for such services of approximately $[     ], plus reasonable out-of-pocket expenses, which will be paid by us.

By Order of the Board of Directors

Thomas M. Boudreau
Executive Vice President, Law & Strategy and Corporate Secretary

April [14], 2008

EXPRESS SCRIPTS, INC.
EMPLOYEE STOCK PURCHASE PLAN
(As amended and restated Effective for the Offering Period Commencing March 1, 2008)

1. Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirement of that section of the Code.

2. Definitions.

a) “Board” shall mean the Board of Directors of the Company.

b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

c) “Common Stock” shall mean the Common Stock (formerly Class A Common Stock), par value $0.01, of the Company.

d) “Company” shall mean Express Scripts, Inc., a Delaware corporation, and, unless the context requires otherwise, any Designated Subsidiary.

e) “Compensation” shall mean all regular straight time gross earnings, overtime earnings, bonuses and commissions, and without reduction for contributions to any 401(k) plan sponsored by the Company.

f) “Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

g) “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

h) “Employee” shall mean any person who is an employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in a calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on short term disability or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

i) “Enrollment Date” shall mean the first business day of each Participation Period.

j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

k) “Offering Date” shall mean the first business day of each Offering Period of the Plan.

l) “Offering Period” shall mean a period of one (1) month commencing on the first day of each calendar month except as otherwise indicated by the Company.

m) “Participation Period” shall mean a period of three (3) months commencing on January 1, April 1, July 1 and October 1 of each year except as otherwise indicated by the Company.

n) “Plan” shall mean this Employee Stock Purchase Plan.

o) “Plan Recordkeeper” shall mean a third-party vendor which may, at the discretion of the Company, be selected to administer the Plan.

p) “Purchase Date” shall mean the last day of each Offering Period of the Plan.

q) “Subsidiary” shall mean a corporation, domestic or foreign, which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

a) Any person who is an Employee of the Company as of the first Offering Date of a given Participation Period, who has continuously been an Employee for at least thirty-one (31) days, and who is not a “senior executive” of the Company, as such term may be defined from time to time by the Board (or any committee administering the Plan in accordance with Section 13 hereof), shall be eligible to participate in Offering Periods of such Participation Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such an Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods.  The Plan shall be implemented by a series of Offering Periods, each with a duration of one (1) month, with new Offering Periods commencing on the first day of each calendar month (or at such other time or times as may be determined by the Board of Directors). The Plan shall continue until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration and/or the frequency of the Offering Period with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

The Offering Periods shall be grouped in to three-month Participation Periods commencing on or about January 1, April 1, July 1 and October 1 of each year (or at such other time or times as may be determined by the Board of Directors). Employees shall be allowed to make elections with respect to their participation in the Plan with respect to each Participation Period (subject to Section 5 and the other terms hereof).

5. Participation.

a) An eligible Employee may become a participant in the Plan by enrolling through such procedures as may be provided by the Company from time to time, which may include enrollment through the Plan Recordkeeper. An enrollment in effect for a participant for a particular Participation Period will continue in effect for subsequent Participation Periods if the participant remains an eligible Employee and has not withdrawn from participation in the Plan pursuant to Section 10.

b) Payroll deductions shall commence on the first payroll following the Enrollment Date and shall end on the last payroll paid in the Participation Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

c) By enrolling in the Plan, each participant will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm, which firm shall serve as custodial agent for the purpose of holding shares purchased under the Plan. The account will be governed by, and subject to, the terms and conditions of a written agreement with the firm approved by the Board or the committee administering the Plan, which agreement shall, among other things, reflect the restrictions contained in Section 21(c) and Section 21(d).

d) Subject to the limitations of Section 3 hereof and Section 423(b)(8) of the Code, all cash dividends, if any, paid with respect to shares of Common Stock purchased under the Plan and held in a participant’s account established under Section 5(c) shall be automatically invested in shares of Common Stock purchased at One Hundred Percent (100%) of fair market value (as determined under Section 7(b)) on the next Purchase Date. All non-cash distributions on Common Stock purchased under the Plan and held in a participant’s account established under Section 5(c) (other than stock dividends which constitute, and are treated as, a change in capitalization under Section 18(a)) shall be paid to the participant as soon as practical.

6. Method of Payment of Contributions.

a) The participant shall elect to have payroll deductions made each pay period during the Participation Period in an amount not less than one percent (1%) and not more than ten percent (10%), in whole number percentage increments, of such participant’s Compensation in each pay period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account. Except as otherwise provided in this Section 6(a), all Employees granted options under the Plan shall have the same rights and privileges.

b) A participant may increase or decrease his or her payroll deductions through such procedures as may be provided by the Company from time to time, which may include procedures provided through the Plan Recordkeeper. The change may be made at any time during a Participation Period but will not become effective sooner than the next pay period thereafter. The Board or the committee administering the Plan, at its discretion, may limit the number of participation rate changes during any Participation Period or Offering Period and may, in its discretion, require up to five (5) business days prior written notice.

c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof.

d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6(a) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during the Participation Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

e) At the time of each exercise of a participant’s option, and at the time any Common Stock issued under the Plan to a participant is disposed of, the participant must adequately provide for the Company’s federal, state or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including but not limited to, any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the participant.

7. Grant of Option.

a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall automatically be deemed to have been granted an option to purchase on the Purchase Date a number of shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by ninety-five percent (95%) of the fair market value of the Company’s Common Stock on the Purchase Date; provided, however, that in no event shall an Employee be permitted to purchase during each Offering Period more than 333 shares (subject to any adjustment pursuant to Section 18) and provided further that such purchase shall be subject to the limitations set forth in Section 3(b). The fair market value of the Company’s Common Stock shall be determined as provided in Section 7(b).

b) The fair market value of the Company’s Common Stock on a given date shall be equal to the closing sales price of Common Stock on the date of determination (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date on which there was a closing sales price), as reported by The Nasdaq Global Select Market or, in the event the Common Stock is listed on a different stock exchange, the fair market value per share shall be the closing sales price on such exchange on the date of determination (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal. In the absence of any listing of the Common Stock on The Nasdaq Global Select Market or on any established stock exchange, the fair market value of the Common Stock on a given date shall be determined in good faith by the Board.

8. Exercise of Option.  Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Purchase Date of the Offering Period, and the maximum whole number of shares subject to such option will be purchased at the applicable option price with the accumulated Contributions in his or her account, subject to the limitations in this Plan. The shares purchased upon exercise of an option hereunder shall be held in the participant’s account established under Section 5(c) pursuant to Section 21(c) and Section 21(d). During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery.  As promptly as practicable after the Purchase Date of each Offering Period, the Company shall arrange the delivery by direct deposit into the account established for each participant under Section 5(c), the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him or her of shares on the Purchase Date, other than amounts representing fractional shares, will be returned to him or her as soon as practicable. Amounts representing fractional shares will be carried forward for use in subsequent purchases.

10. Voluntary Withdrawal; Termination of Employment.

a) A participant may withdraw from participation in an Offering Period under the Plan at any time prior to five (5) business days prior to the Purchase Date of the Offering Period through such procedures as may be provided by the Company from time to time including through the Plan Recordkeeper. Following such withdrawal from the Plan, no further Contributions for the purchase of shares will be made during the Participation Period and payroll deductions shall not resume at the beginning of the succeeding Participation Period unless the participant re-enrolls in the Plan. If a participant specifically requests, such participant may withdraw all, but not less than all, of the Contributions credited to his or her account under the Plan which have not been used to purchase shares of the Company’s Common Stock which will be paid to him or her as soon as practicable after the end of such Offering Period, and his or her option for the current period will be automatically terminated; otherwise, such Contributions shall be used to purchase shares of the Company’s Common Stock in the ordinary course.

b) A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding Participation Period or in any similar plan which may hereafter be adopted by the Company.

c) Upon a participant’s ceasing to be an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account and not yet applied to the purchase of shares will be applied to the purchase of shares under the Plan on such Purchase Date.

d) In the event an Employee’s salary grade level is elevated or title or position is changed so as to make an Employee a “senior executive” of the Company during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and Contributions credited to his or her account will be returned to him or her and his or her option terminated.

11. Interest.  No interest shall accrue on the Contributions of a participant in the Plan.

12. Stock.

a) The maximum number of shares of the Company’s Common Stock which shall be made available for purchase under the Plan shall be 2,000,000 shares (adjusted for stock dividends in June 2001, June 2005 and June 2007), which amount shall be increased to 3,500,000 subject to, and effective upon, the approval of such increase by the Company’s stockholders at the Company’s 2008 Annual Meeting of Stockholders. The maximum number of shares available for purchase under the Plan shall be subject to further adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. These shares may be newly issued or may be purchased for the Plan on the open market or from private sources. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the “Street Name” of a Company approved broker, subject to Section 21 hereof.

13. Administration.  The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder. To aid in the administration of the Plan, the Board or the committee may appoint a Plan administrator and allocate to it certain limited responsibilities to carry out the directives of the Board or the committee in all phases of the administration of the Plan.

14. Designation of Beneficiary.

a) A participant may designate a beneficiary who is to receive shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Such designation shall be made through such procedures as may be provided by the Company from time to time including through the Plan Recordkeeper.

b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time through such procedures as may be provided by the Company from time to time including through the Plan Recordkeeper.. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability.  Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as election to withdraw all Contributions in accordance with Section 10 hereof.

16. Use of Funds.  All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17. Reports.  Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Purchase Date, which statements will set forth the amount of Contributions, the per share purchase price, the number of shares purchased, the remaining cash balance, if any, and the dividends received, if any, for the period covered. Such statements may be delivered electronically by the Company or the Plan Recordkeeper.

18. Adjustments Upon Changes in Capitalization; Corporate Transactions.

a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be appropriately adjusted for any changes in the Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any similar changes in the Company’s capitalization. Such adjustment shall be made by the Board or the committee administering this Plan, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

b) Corporate Transactions.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the “New Purchase Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to have been assumed or substituted if, following the sale of assets or merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of the majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

19. Amendment or Termination.

a) The Board may at any time terminate or amend the Plan. Except as provided in Section 19, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant; provided, that no shares may be issued or sold pursuant to any amendment increasing the maximum number of shares issuable under the Plan unless the stockholders of the Company have approved the amendment within 12 months of its adoption by the Board. If such stockholder approval is not obtained within such 12-month period, the amendment shall be void and of no force or effect and the amounts withheld from Employees with respect to such increased shares shall be returned to them. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

b) Without stockholder approval and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion as advisable which are consistent with the Plan.

20. Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares.

a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of The Nasdaq Global Select Market or any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

b) As a condition of the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

c) Each participant agrees, by enrolling in the Plan, to promptly give the Company prior written notice of any withdrawal of shares held in the participant’s account established under Section 5(c), or any disposition of shares purchased under the Plan, where such withdrawal or disposition occurs within two (2) years after the date of grant of the option pursuant to which such shares were purchased, provided that any such withdrawal or disposition shall be subject to Section 21(d).

d) Prior to the participant’s termination of employment with the Company, a participant may withdraw some or all of the whole shares of Common Stock held in the participant’s account established under Section 5(c), provided that, unless the Board or the committee administering the Plan otherwise permits in its sole discretion, each participant agrees, by enrolling in the Plan, that he or she may not withdraw any shares of Common Stock purchased under the Plan until six (6) months have expired following the Purchase Date on which such shares were purchased.

22. Term of Plan; Effective Date.  The Plan became effective upon its adoption by the Board on November 24, 1998, subject to its approval by the stockholders of the Company which was obtained May 26, 1999. The Plan has been amended and restated by the Compensation Committee of the Board effective March 1, 2008 and shall continue in effect for a term of ten (10) years from March 1, 2008 unless sooner terminated under Section 19 hereof.

23. Additional Restrictions of Rule 16b-3.  The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

EXIT
240
AIRPORT
I–70
FLORISSANT ROAD
NORTH
DOWNTOWN
EXIT
240
EXPRESS SCRIPTS®
ONE EXPRESS WAY
UNIVERSITY PLACE DRIVE
UNIVERSITY BOULEVARD
MARK TWAIN DR.
N
W
E
S

EXPRESS SCRIPTS®

One Express Way

On the Campus of the University of Missouri-St. Louis

- *Exit Interstate 70 at Exit 240 (Florissant/University Boulevard).*
- *Go south on University Boulevard for approximately 1/4 mile to the first traffic signal at the intersection of University Boulevard and University Place Drive.*
- *Turn right on University Place Drive and continue to Express Scripts' new Headquarters at One Express Way, just off University Place Drive, on the right.*

EXPRESS SCRIPTS, INC.
ONE EXPRESS WAY
ST. LOUIS, MO 63121
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Express Scripts, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Express Scripts, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EXPSC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXPRESS SCRIPTS, INC.	For All	Withhold All	For All Except
THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2, 3 AND 4. Vote on Directors	☐	☐	☐

1.	ELECTION OF DIRECTORS
Nominees:

	01) Gary G. Benanav	07) John O. Parker, Jr.
	02) Frank J. Borelli	08) George Paz
	03) Maura C. Breen	09) Samuel K. Skinner
	04) Nicholas J. LaHowchic	10) Seymour Sternberg
	05) Thomas P. Mac Mahon	11) Barrett A. Toan
06) Woodrow A. Myers, Jr., M.D.
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals		For	Against	Abstain
2.	Approval and ratification of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 650,000,000 shares to 1,000,000,000 shares.	☐	☐	☐

3.	Approval and ratification of an increase in the number of shares of the Company’s Common Stock authorized for issuance Under the Express Scripts, Inc. Employee Stock Purchase Plan from 2,000,000 shares to 3,500,000 shares.	☐	☐	☐

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2008.	☐	☐	☐

5.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.		☐	☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 28, 2008
The stockholder(s) hereby appoint George Paz and Thomas M. Boudreau, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Express Scripts, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. Central Time on May 28, 2008, at the offices of the Company, One Express Way, Saint Louis, Missouri 63121, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE